Exhibit 4.13

Waste Connections, Inc.

Assumption and Exchange Agreement

Dated as of June 1, 2016

Re: Waste Connections, Inc. and its Subsidiaries

Master Note Purchase Agreement

dated as of July 15, 2008

Assumption and Exchange Agreement

This Assumption and Exchange Agreement, dated as of June 1, 2016 (this “Agreement”), is made by and among Waste Connections, Inc., an Ontario corporation (f/k/a Progressive Waste Solutions Ltd.) (the “Parent”), the direct or indirect parent of Waste Connections US, Inc. (f/k/a Waste Connections, Inc.), a Delaware corporation (“WCN”), after giving effect to the Merger (as referred to below) and related transactions, and WCN to and in favor of the holders of the Notes issued from time to time under the Purchase Agreement referred to below. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Assumed Purchase Agreement (as hereinafter defined).

Recitals:

Whereas, WCN and certain of its Subsidiaries and the purchasers named therein are parties to that certain Master Note Purchase Agreement, dated as of July 15, 2008, as amended by that certain Amendment No. 1 to Master Note Purchase Agreement dated as of July 20, 2009, Amendment No. 2 to Master Note Purchase Agreement dated as of November 24, 2010, Amendment No. 3 to Master Note Purchase Agreement dated as of October 12, 2011, Amendment No. 4 to Master Note Purchase Agreement dated as of August 9, 2013, Amendment No. 5 to Master Note Purchase Agreement dated as of February 20, 2015 and Amendment No. 6 to Master Note Purchase Agreement dated as of June 1, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”);

Whereas, on January 18, 2016, Progressive Waste Solutions Ltd., a corporation organized under the laws of Ontario (“Progressive Waste”), Water Merger Sub LLC, a Delaware limited liability company and a direct or indirect wholly-owned subsidiary of Progressive Waste (“Merger Sub”), and WCN entered into an Agreement and Plan of Merger, pursuant to which, subject to the terms and conditions contained therein, Merger Sub has merged with and into WCN (the “Merger”) as a direct or indirect wholly-owned subsidiary of Progressive Waste;

Whereas, as a result of the Merger, the Parent has become the direct or indirect parent company of WCN and its Subsidiaries;

Whereas, the Purchase Agreement requires, as a condition to the effectiveness of the Assumed Purchase Agreement, that the Parent execute and deliver this Agreement; and

Whereas, the Parent has agreed to execute and deliver this Agreement and assume the obligations of WCN under the Purchase Agreement in exchange for the Assumption Note (as defined below);

Now, Therefore, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parent hereby agrees as follows:

Section 1. Assumption and Amendment; Consideration for Assumption.

(a) The Parent hereby, unconditionally and irrevocably, assumes in full and agrees to perform and observe each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations, duties and liabilities of “the Company”, any “Obligor” or the “Obligors” under the Assumed Purchase Agreement and the Notes, including all extensions, modifications, substitutions, amendments and renewals thereof (collectively, the “Assumed Obligations”). It is understood that, substantially concurrently with the execution of this Agreement, WCN shall execute a Subsidiary Guaranty (as defined in the Assumed Purchase Agreement) and become a guarantor of the Assumed Obligations.

(b) In connection with the foregoing assumption, the Purchase Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double−underlined text (indicated textually in the same manner as the following example: double−underlined text) as set forth in the composite conformed copy of the Purchase Agreement attached hereto as Exhibit A (the “Assumed Purchase Agreement”). Upon the request of any holder of outstanding Notes, the Parent shall issue a replacement Note in exchange for such holder’s existing outstanding Note with ten (10) Business Days of any such request.

(c) The Parent and WCN shall pay, indemnify and save harmless each holder of Notes from and against any and all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees of one special counsel for the holders, as a group), liabilities, claims, demands or judgments arising from or out of the assumption by the Parent of the obligations of WCN under the Notes and the Purchase Agreement in exchange for the Assumption Note, including, without limitation, any income tax owed by the holders of Notes as a result of the issuance of new Notes by the Parent in exchange for the Notes originally issued by WCN constituting a taxable event on the date of such assumption for income tax purposes, except to the extent such liabilities, claims, demands or judgments resulted from the gross negligence, bad faith or willful misconduct of such holder. The indemnification contained in this Section 1(c) shall survive the payment or transfer of any Note and the termination of the Purchase Agreement.

(d) As consideration for the assumption by the Parent of the Assumed Obligations pursuant to Section 1(a) of this Agreement, WCN shall issue to the Parent its 5.9% note in the principal amount of $835,000,000 due 2026 and dated as of the date hereof, between WCN, as the issuer, and the Parent, as the creditor (the “Assumption Note”).

Section 2. Representations and Warranties.

The Parent hereby represents and warrants to the holders as follows:

(a) This Agreement has been duly authorized by all necessary corporate action by the Parent, and this Agreement constitutes a legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms, except (a) as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (b) to the extent that availability of the remedy of specific performance or injunction relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(b) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Parent or its Subsidiaries of this Agreement and the performance by the Parent or its Subsidiaries of the Assumed Purchase Agreement.

(c) The execution, delivery and performance by the Parent of this Agreement and the performance by the Parent or its Subsidiaries of the Assumed Purchase Agreement will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Parent or any of its Subsidiaries under the Bank Credit Agreement, the 2016 NPA or any agreement listed on Schedule 2, or an applicable corporate charter, memorandum of association, articles of association, regulations or by-laws or shareholders agreement, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Parent or any such Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Parent or any such Subsidiary.

(d) The payment obligations of the Parent and the Subsidiary Guarantors under the Assumed Purchase Agreement and the Notes rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Parent and such Subsidiary Guarantors.

(e) Immediately before or after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing.

(f) None of the Parent nor any Subsidiary has paid or agreed to pay any fees or other consideration to any holder of Indebtedness, in its capacity as a holder of such Indebtedness, of WCN and its Subsidiaries to permit the Parent to assume the obligations of WCN and its Subsidiaries under the documents relating to such Indebtedness, except for (x) the amendments to the Purchase Agreement in connection with the Merger Transactions and (y) repayment of all or a portion of such Indebtedness and customary and usual fees paid in connection with entering into a new Bank Credit Agreement and, in each case, out-of-pocket expenses, including attorneys’ fees, incurred in connection therewith.

(g) Each of the representations and warranties set forth in Exhibit B hereto are hereby incorporated into this Section 2 with the same force and effect as if set out in this Section 2 in full.

Section 3. Conditions Precedent.

This Agreement shall become effective as of the date on which all of the following shall have occurred (and shall not be effective until the date on which all of the following shall have occurred):

(a) This Agreement shall have been duly executed by the Parent and WCN and shall have been delivered to the holders (or to Chapman and Cutler LLP, as special counsel to the holders).

(b) The representations of the Parent set forth in Section 2 hereof shall be true and correct on and with respect to the date hereof.

(c) All amounts due with respect to the Notes and the performance by the Parent of its obligations under the Purchase Agreement shall be unconditionally guaranteed by WCN and each other Subsidiary that guarantees or is otherwise liable, whether as a borrower, an additional borrower or co-borrower or otherwise, for or in respect of any Indebtedness under the Bank Credit Agreement or any private placement document under a Subsidiary Guaranty agreement, dated as of the date of this Agreement (the “Subsidiary Guaranty”), which shall have been duly executed and delivered by WCN and each other such Subsidiary (each, a “Subsidiary Guarantor”), shall be in full force and effect, and each holder shall have received a true, correct and complete copy thereof. In addition, the Parent shall cause each Subsidiary Guarantor to deliver the following to each holder:

(i) a certificate signed by an authorized responsible officer of such Subsidiary Guarantor containing representations and warranties on behalf of such Subsidiary Guarantor to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6 and 5.7 of the Purchase Agreement (but with respect to such Subsidiary Guarantor and such Subsidiary Guaranty);

(ii) all such documents as may be reasonably and customarily requested by the Required Holders to evidence the due organization, continuing existence and, where applicable, good standing of such Subsidiary Guarantor and the due authorization by all requisite action on the part of such Subsidiary Guarantor of the execution and delivery of the Subsidiary Guaranty and the performance by such Subsidiary Guarantor of its obligations thereunder; and

(iii) an opinion of counsel reasonably satisfactory to the Required Holders covering such customary matters relating to such Subsidiary Guarantors and such Subsidiary Guaranty as the Required Holders may reasonably request.

(d) The Parent shall have provided to the holders a true, correct and complete copy of the Bank Credit Agreement (as defined in the Assumed Purchase Agreement), and such Bank Credit Agreement shall be in full force and effect substantially concurrently with the effectiveness of this Agreement.

(e) A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of outstanding Notes.

(f) The Parent shall have caused to be delivered to each holder of Notes customary opinions of internationally recognized independent counsel in the form set forth herein as Exhibit C.

(g) Each of the Parent and WCN shall have delivered to each holder of Notes a certificate executed by a Responsible Officer thereof, certifying that, except to the extent that it would not be materially adverse to the holders or is otherwise consented to in writing by the Required Holders, (x) the Merger, as consummated, and the other Merger Transactions are consistent with the transactions described in the Merger Agreement, (y) the Merger and the other Merger Transactions have been consummated in accordance with the terms of the Merger Agreement and in compliance with applicable law and regulatory approvals, and (z)  the Merger Transactions contemplated by the Merger Agreement shall have been consummated on or prior to October 18, 2016.

(h) The Parent shall have delivered to the holders a certificate of its Secretary, Assistant Secretary, a Director or another appropriate person certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement, and (ii) the Parent’s organizational documents as then in effect.

(i) The Assumption Note shall have been issued to the Parent.

Section 4. Miscellaneous.

(a) The amendments set forth in the Assumed Purchase Agreement are effective solely for the purposes set forth herein and shall be limited precisely as written. Except as expressly provided herein, this Agreement shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Purchase Agreement, the Assumed Purchase Agreement or any Note, or (ii) operate as a waiver or otherwise prejudice any right, power or remedy that the holders may now have or may have in the future under or in connection with the Purchase Agreement, the Assumed Purchase Agreement or the Notes.

(b) Photocopies, facsimile transmissions, or email transmissions of Adobe portable document format files (also known as “PDF” files) of the signatures to this Agreement shall be deemed original signatures and shall be fully binding on the Parent and WCN to the same extent as original signatures.

(c) This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

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In Witness Whereof, the undersigned has caused this Agreement to be duly executed and delivered by its duly authorized officer on the date first above written.

Waste Connections, Inc. (f/k/a Progressive Waste Solutions Ltd.),
an Ontario corporation, as Parent

By: /s/ Worthing Jackman

Name: Worthing Jackman

Title: Chief Financial Officer

Waste Connections US, Inc. (f/k/a Waste Connections, Inc.),
a Delaware corporation

By: s/ Worthing Jackman

Name: Worthing Jackman

Title: Chief Financial Officer

[Signature Page to Assumption and Exchange Agreement]

Exhibit A

Assumed Purchase Agreement

Assumed Purchase Agreement dated as of June 1, 2016

Waste Connections, Inc.

$175,000,000 6.22% Series 2008A Senior Notes due October 1, 2015

Master Note Purchase Agreement

Dated July 15, 2008

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Schedule A	—	Information Relating to Purchasers

Schedule B	—	Defined Terms

Schedule 4.9	—	Changes in Corporate Structure

Schedule 5.3	—	Disclosure Materials

Schedule 5.4	—	Subsidiaries of the Company and Ownership of Subsidiary Stock

Schedule 5.5	—	Financial Statements

Schedule 5.15	—	Existing Indebtedness

Schedule 9.10	—	Material Subsidiaries

Schedule 10.2	—	Existing Liens

Exhibit 1	—	Form of 6.22% Series 2008A Senior Notes due October 1, 2015

Exhibit 4.4(a)	—	Form of Opinion of Special Counsel for the Obligors

Exhibit 4.4(b)	—	Form of Opinion of Special Counsel for the Purchasers

Exhibit 7.2(a)	—	Form of Covenant Compliance Certificate

Exhibit S	—	Form of Supplement to Master Note Purchase Agreement

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Waste Connections, Inc.
3 Waterway Square Place, Suite 110

The Woodlands, TX 77380

$175,000,000 6.22% Series 2008A Senior Notes due October 1, 2015

July 15, 2008

To Each of the Purchasers Listed in

Schedule A Hereto:

Ladies and Gentlemen:

Waste Connections, Inc., a Delaware corporation (the “Company”), and its Subsidiaries party hereto (the Company and such Subsidiaries are each an “Obligor” and, collectively, the “Obligors”), jointly and severally agree with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

Section 1.          Authorization of Notes.

Section 1.1.          Authorization of Series 2008A Notes. The Obligors will authorize the issue and sale of $175,000,000 aggregate principal amount of their 6.22% Series 2008A Senior Notes due October 1, 2015 (the “Series 2008A Notes”). The Series 2008A Notes described above, together with each series of Additional Notes that may from time to time be issued pursuant to the provisions of Section 1.2 hereof, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13). The Series 2008A Notes shall be substantially in the form set out in Exhibit 1. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

Section 1.2.          Additional Series of Notes. The Obligors may, from time to time, in their sole discretion but subject to the terms hereof, issue and sell one or more additional series of their senior unsecured promissory notes under the provisions of this Agreement pursuant to a supplement (a “Supplement”) substantially in the form of Exhibit S, provided that the aggregate principal amount of Series 2008A Notes plus Notes of all series issued and outstanding at any one time pursuant to all Supplements in accordance with the terms of this Section 1.2 shall not exceed $1,250,000,000. Each additional series of Notes (the “Additional Notes”) issued pursuant to a Supplement shall be subject to the following terms and conditions:

(i)          each series of Additional Notes, when so issued, shall be differentiated from all previous series by sequential chronological and alphabetical designation inscribed thereon;

Waste Connections, Inc.	Note Purchase Agreement

(ii)         each series of Additional Notes shall be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, be subject to such mandatory and optional prepayments on the dates and at the premiums, if any, have such additional or different conditions precedent to closing, such representations and warranties and such additional covenants and additional events of default (including covenants and/or events of default which are similar in structure to existing covenants and/or events of default and are more restrictive) as shall be specified in the Supplement under which such Additional Notes are issued and upon execution of any such Supplement, this Agreement shall be amended (a) to reflect such additional covenants and such additional events of default without further action on the part of the holders of the Notes outstanding under this Agreement, provided, that any such additional covenants and additional events of default shall not reduce or diminish any existing covenants or events of default, but shall inure to the benefit of all holders of Notes so long as any Additional Notes issued pursuant to such Supplement remain outstanding, and (b) to reflect such representations and warranties as are contained in such Supplement for the benefit of the holders of such Additional Notes in accordance with the provisions of Section 16;

(iii)        each series of Additional Notes issued under this Agreement shall be in substantially the form of Exhibit 1 to Exhibit S hereto with such variations, omissions and insertions as are necessary or permitted hereunder;

(iv)        the minimum principal amount of any series of Notes issued under a Supplement shall be $10,000,000, and the minimum denomination shall be $100,000 except as may be necessary to evidence the outstanding amount of any Note originally issued in a denomination of $100,000 or more;

(v)         all Additional Notes shall mature more than one year after the issuance thereof and shall rank pari passu with all other outstanding Notes; and

(vi)        no Additional Notes shall be issued hereunder if, at the time of issuance thereof or after giving effect to the application of the proceeds thereof, any Default or Event of Default shall have occurred and be continuing.

It is specifically acknowledged and agreed that the Purchasers of the Series 2008A Notes, or any other holder of Notes shall not have any obligation to purchase any Additional Notes.

Section 2.          Sale and Purchase of Series 2008A Notes.

Section 2.1.          Notes. Subject to the terms and conditions of this Agreement, the Obligors will issue and sell to each Purchaser and each Purchaser will purchase from the Obligors, at the Closing provided for in Section 3, Series 2008A Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder. The Series 2008A Notes and each other series of Notes issued hereunder are each herein sometimes referred to as Notes of a “series”.

Waste Connections, Inc.	Note Purchase Agreement

Section 2.2.          Release of Obligors. If the Company sells, leases or otherwise disposes of all or substantially all of the assets or all of the Capital Stock of another Obligor to any Person (other than an Affiliate), the holders of the Notes agree, subject to the limitations set forth in Section 9.8(c) to discharge and release such Obligor from this Agreement on the written request of the Company; provided that at the time of such release and discharge, the Company shall deliver a certificate of a Responsible Officer to the holders of the Notes stating that no Default or Event of Default exists.

Section 3.          Closing.

The execution and delivery of this Agreement will be made at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603 on July 15, 2008. The sale and purchase of the Series 2008A Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler, LLP, 111 West Monroe Street, Chicago, Illinois 60603 at 10:00 a.m. Central time, at a closing (the “Closing”) on October 1, 2008. At the Closing, the Obligors will deliver to each Purchaser the Series 2008A Notes to be purchased by such Purchaser in the form of a single Series 2008A Note (or such greater number of Series 2008A Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Obligors or their order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Obligors in accordance with wire transfer instructions provided by the Company to such Purchaser pursuant to Section 4.10. If, at the Closing, the Obligors shall fail to tender any Series 2008A Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s reasonable satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

Section 4.          Conditions to Closing.

Each Purchaser’s obligation to purchase and pay for the Series 2008A Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s reasonable satisfaction, prior to or at the Closing, of the following conditions (except that the conditions set forth in Section 4.12 shall not be applicable to the Series 2008A Notes):

Section 4.1.          Representations and Warranties. The representations and warranties of the Obligors in this Agreement shall be correct when made and at the time of the Closing.

Section 4.2.          Performance; No Default. The Obligors shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Obligors prior to or at the Closing and after giving effect to the issue and sale of the Series 2008A Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. None of the Obligors nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by the covenants contained in Section 10 had such covenants applied since such date.

Waste Connections, Inc.	Note Purchase Agreement

Section 4.3.          Compliance Certificates.

(a)          Officer’s Certificate. Each Obligor shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b)          Secretary’s Certificate. Each Obligor shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Series 2008A Notes and this Agreement.

Section 4.4.          Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Shartsis Friese LLP, counsel for the Obligors, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser may reasonably request as a result of any change in law between the date hereof and the date of the Closing (and the Obligors hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Chapman and Cutler, LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5.          Purchase Permitted by Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Series 2008A Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6.          Sale of Other Series 2008A Notes. Contemporaneously with the Closing, the Obligors shall sell to each other Purchaser and each other Purchaser shall purchase the Series 2008A Notes to be purchased by it at the Closing as specified in Schedule A.

Section 4.7.          Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Obligors shall have paid on or before the Closing the reasonable fees, reasonable charges and reasonable disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Obligors at least one Business Day prior to the Closing.

Waste Connections, Inc.	Note Purchase Agreement

Section 4.8.          Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Series 2008A Notes.

Section 4.9.          Changes in Corporate Structure. No Obligor shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity (other than an entity that was a Subsidiary of any Obligor prior to such merger, consolidation or succession), at any time following the date of the most recent financial statements referred to in Schedule 5.5, except as disclosed on Schedule 4.9.

Section 4.10.         Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Obligors confirming (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Series 2008A Notes is to be deposited.

Section 4.11.         Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 4.12.         Conditions to Issuance of Additional Notes. The obligations of the Additional Purchasers, if any, to purchase any Additional Notes shall be subject to the following conditions precedent, in addition to the conditions specified in the Supplement pursuant to which such Additional Notes may be issued:

(a)          Compliance Certificate. A duly authorized Senior Financial Officer shall execute and deliver to each Additional Purchaser and each holder of Notes an Officer’s Certificate dated the date of issue of such series of Additional Notes stating that such officer has reviewed the provisions of this Agreement (including any Supplements hereto) and setting forth the information and computations (in sufficient detail) required in order to establish whether the Obligors is in compliance with the requirements of 10.13 and 10.14 (as set forth on Exhibit 7.2(a) hereto) on such date.

(b)          Execution and Delivery of Supplement. The Obligors and each such Additional Purchaser shall execute and deliver a Supplement substantially in the form of Exhibit S hereto.

(c)          Representations of Additional Purchasers. Each Additional Purchaser shall have confirmed in the Supplement that the representations set forth in Section 6 are true with respect to such Additional Purchaser on and as of the date of issue of the Additional Notes.

Waste Connections, Inc.	Note Purchase Agreement

(d)          Closing Conditions.         The closing conditions set forth in Section 4 shall have been updated and performed as of the date of issuance of each series of Additional Notes (irrespective of whether such closing conditions initially apply only to the Series 2008A Notes).

Section 5.          Representations and Warranties of the Obligors.

Each Obligor represents and warrants to each Purchaser that:

Section 5.1.          Organization; Power and Authority. Each Obligor is a corporation, partnership, limited liability company or similar business entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the corporate (or equivalent company or partnership) power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Series 2008A Notes and to perform the provisions hereof and thereof.

Section 5.2.          Authorization, Etc. This Agreement and the Series 2008A Notes have been duly authorized by all necessary corporate (or equivalent company or partnership) action on the part of each Obligor, and this Agreement constitutes, and upon execution and delivery thereof each Series 2008A Note will constitute, a legal, valid and binding obligation of each Obligor enforceable against each Obligor in accordance with its terms, except (a) as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (b) to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 5.3.          Disclosure. The Obligors, through their agents, Banc of America Securities LLC and J.P. Morgan Securities LLC, have delivered to each Purchaser a copy of a Private Placement Memorandum, dated May, 2008 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business of the Company and its Subsidiaries. This Agreement, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Obligors in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser or posted to IntraLinks® prior to June 11, 2008 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2007 there has been no change in the financial condition, operations, business, properties or prospects of the Obligors except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There is no fact known to any Obligor that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Waste Connections, Inc.	Note Purchase Agreement

Section 5.4.          Organization and Ownership of Shares of Subsidiaries; Affiliates. Schedule 5.4 contains (except as noted therein) complete and correct lists of: (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof and the jurisdiction of its organization, (ii) the Company’s Affiliates, other than Subsidiaries, and (iii) the Company’s directors and senior officers. Each of the Obligors (other than the Company) are wholly-owned by the Company, either directly or indirectly through one or more wholly-owned Subsidiaries.

(b)          All of the outstanding shares of capital stock or similar equity interests of each Subsidiary owned by the Obligors have been validly issued, are fully paid and nonassessable and are owned by the Company or another Obligor free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c)          No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the Bank Credit Agreement, the Permitted Debt Documents and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5.          Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.6.          Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by each Obligor of this Agreement and the Series 2008A Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Obligor or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which any Obligor or any Subsidiary is bound or by which any Obligor or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to any Obligor or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Obligor or any Subsidiary.

Waste Connections, Inc.	Note Purchase Agreement

Section 5.7.          Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Obligor of this Agreement or the Series 2008A Notes.

Section 5.8.          Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of any Obligor, threatened against any Obligor or any property of any Obligor in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b)          None of the Obligors is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.9.          Taxes. The Obligors have filed all tax returns that are required to have been filed in any jurisdiction (unless, and only to the extent that, such Obligor has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes), and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which any Obligor or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. None of the Obligors knows of any basis for any other tax or assessment that would reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of Obligors have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2003.

Section 5.10.         Title to Property; Leases. The Obligors have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Obligors after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Waste Connections, Inc.	Note Purchase Agreement

Section 5.11.         Licenses, Permits, Etc. (a) Each Obligor owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b)          To the knowledge of the Company, no product of any Obligor infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c)          To the knowledge of the Company, there is no Material violation by any Person of any right of any Obligor with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by any Obligor.

Section 5.12.         Compliance with ERISA. (a) Each Obligor and each ERISA Affiliate have operated and administered each Plan (other than Multi-employer Plans) in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. None of the Obligors nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by any Obligor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of any Obligor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)          Neither the Company nor any ERISA Affiliate maintains or has maintained a Plan (other than Multi-employer Plans) that is or was subject to the “minimum funding standards” under section 302 of ERISA or that is or was subject to Title IV of ERISA.

(c)          None of the Obligors and their ERISA Affiliates have incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multi-employer Plans that individually or in the aggregate are Material.

(d)          The expected post-retirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e)          The execution and delivery of this Agreement and the issuance and sale of the Series 2008A Notes hereunder will not constitute any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax would be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Obligors to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Series 2008A Notes to be purchased by such Purchaser.

Waste Connections, Inc.	Note Purchase Agreement

Section 5.13.         Private Offering by the Obligors. None of the Obligors nor anyone acting on its behalf has offered the Series 2008A Notes, or any securities required to be integrated under any federal or state securities laws, for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than 40 other Institutional Investors, each of which has been offered the Series 2008A Notes at a private sale for investment. None of the Obligors nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series 2008A Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14.         Use of Proceeds; Margin Regulations. The Obligors will apply the proceeds of the sale of the Series 2008A Notes to refinance existing Indebtedness and general corporate purposes. No part of the proceeds from the sale of the Series 2008A Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve any Obligor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and none of the Obligors has any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.         Existing Indebtedness; Future Liens (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Obligors and their Subsidiaries as of May 31, 2008 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Obligors. None of the Obligors is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of any Obligor, and no event or condition exists with respect to any Indebtedness of any Obligor, that, in each case, (i) has existed for such period of time as would permit (after the giving of appropriate notice, if required) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment and (ii) would reasonably be expected to have a Material Adverse Effect.

(b)          Except as disclosed in Schedule 5.15, none of the Obligors has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.2.

(c)          None of the Obligors is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of any Obligor, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of any Obligor, except the Bank Credit Agreement, the Permitted Debt Documents, and as otherwise specifically indicated in Schedule 5.15.

Waste Connections, Inc.	Note Purchase Agreement

Section 5.16.         Foreign Assets Control Regulations, Etc. (a) Neither the sale of the Series 2008A Notes by any Obligor hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b)          None of the Obligors nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) to the knowledge of the Company, engages in any dealings or transactions with any such Person. The Obligors and their Subsidiaries are in compliance, in all material respects, with the USA Patriot Act, to the extent applicable.

(c)          No part of the proceeds from the sale of the Series 2008A Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Obligors.

Section 5.17.         Status under Certain Statutes. None of the Obligors nor any Subsidiary is (i) required to be registered as an “investment company” under the Investment Company Act of 1940, as amended, (ii) subject to any accounting or cost allocation requirements of the Public Utility Holding Company Act of 2005, as amended, or (iii) a “public utility” as defined in the Federal Power Act, as amended

Section 5.18.         Environmental Matters. (a) None of the Obligors has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against any Obligor or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(b)          None of the Obligors has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(c)          None of the Obligors has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that would reasonably be expected to result in a Material Adverse Effect; and

Waste Connections, Inc.	Note Purchase Agreement

(d)          All buildings on all real properties now owned, leased or operated by any Obligor are in compliance with applicable Environmental Laws, except where failure to comply would not reasonably be expected to result in a Material Adverse Effect.

Section 6.          Representations of the Purchasers.

Section 6.1.          Purchase for Investment. (a) Each Purchaser severally represents that it is purchasing the Notes (i) for its own account or (ii) for one or more separate accounts owned by such Purchaser or for the account of one or more pension or trust funds that are “accredited investors” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act), in each case for which it is exercising investment discretion in managing investments of such pension or trust funds, in the case of each of clauses (i) and (ii), for investment and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s property shall at all times be within such Purchaser’s control. Such Purchaser is a Qualified Institutional Buyer. Each Purchaser (and each such pension, trust fund or other Person) understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes. Each Purchaser has carefully reviewed the Memorandum and is thoroughly familiar with the existing and proposed business, operations, management, properties and financial condition of the Obligors as so described in the Memorandum. Each Purchaser further represents that it (and each such pension, trust fund or other Person) has had the opportunity to ask questions of the Company and received answers concerning the terms and conditions of the sale of the Notes. Each Purchaser’s (and each such pension’s, trust fund’s or other Person’s) financial position is such that it can afford to bear the economic risk of holding the Notes. Each Purchaser (and each such pension, trust fund or other Person) can afford to suffer the complete loss of its investment in the Notes. Each Purchaser’s (and each such other Person’s) knowledge and experience in financial and business matters (or the knowledge and experience of such Purchaser’s or such other Person’s investment advisor) is such that it (or such investment advisor) is capable of evaluating the risks of the investment in the Notes. Each Purchaser acknowledges that no representations, express or implied, have been or are being made with respect to the Obligors, the Notes or otherwise, other than those expressly set forth herein or contemplated hereby.

(b)          Each Purchaser agrees to the imprinting of a legend on the Notes to the following effect:

Waste Connections, Inc.	Note Purchase Agreement

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER, SALE OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THIS NOTE HAS BECOME EFFECTIVE UNDER SUCH ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE HAS BECOME EFFECTIVE, OR AN EXEMPTION FROM SUCH REGISTRATIONS AND/OR QUALIFICATIONS IS AVAILABLE UNDER SUCH ACT AND SUCH LAWS. EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE REGISTERED IN ITS NAME (OR THE NAME OF ITS NOMINEE), WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS SET FORTH IN THE AGREEMENT PURSUANT TO WHICH THIS NOTE WAS ISSUED.”

Section 6.2.          Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Series 2008A Notes to be purchased by it hereunder:

(a)          the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile, and the purchase is not part of an agreement, arrangement or understanding designed to benefit a “party in interest” (as that term is defined in ERISA section 3(14)) within the meaning of PTE 95-60; or

(b)          the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account and the Purchaser’s fixed contractual obligations otherwise meet the requirements for a “Guaranteed Benefit Policy” as defined in ERISA section 401(b)(2); or

(c)          the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38, and no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund , and the insurance company or bank agrees to maintain records and make such records available as required under PTE 90-1 Part III(b) and (c) or PTE 91-38 Part III(b) and (c); or

Waste Connections, Inc.	Note Purchase Agreement

(d)          the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(b)(1), (c) and (g) of the QPAM Exemption are satisfied, as of the last day of its most recent calendar quarter, the QPAM does not own a 10% or more interest in the Company and no person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 20% or more interest in the Company (or less than 20% but greater than 10%, if such person exercises control over the management or policies of the Company by reason of its ownership interest) and (i) the identity of such QPAM and (ii) the names of all employee benefit plans that own a 10% or greater interest in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

(e)          the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (b)(1), (c), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)          the Source is a governmental plan and there is no applicable law that prohibits or limits that plan’s purchase of Notes pursuant to this Agreement; or

(g)          the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)          the Source does not include assets of any employee benefit plan or Individual Retirement Account, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7.          Information as to Company.

Section 7.1.          Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor (and for purposes of this Agreement the information required by this Section 7.1 shall be deemed delivered on the date of delivery of such information in the English language or the date of delivery of an English translation thereof):

Waste Connections, Inc.	Note Purchase Agreement

(a)          Quarterly Statements — within 5 days of the filing with the SEC of the Company’s Quarterly Report on Form 10-Q (or such similar report to be filed for a “foreign private issuer” as defined in applicable Securities Laws) (the “Form 10-Q”) promptly after the same are available and in any event within 55 days after the end of such fiscal quarter in each fiscal year of the Company, other than the last quarterly fiscal period of each such fiscal year, duplicate copies of,

(i)          a consolidated balance sheet of the Consolidated Group as at the end of such quarter, and

(ii)         consolidated statements of income and cash flows of the Consolidated Group, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments and the absence of footnotes, provided that, the filing with the SEC within the time specified above (or pursuant to any requests for extension under applicable Securities Laws) shall be deemed to satisfy the requirements of this Section 7.1(a);

(b)          Annual Statements — within 5 days of the filing with the SEC of the Company’s Annual Report on Form 10-K (or such similar report to be filed for a “foreign private issuer” as defined in applicable Securities Law) (the “Form 10-K”) and in any event within 100 days after the end of such fiscal year of the Company, duplicate copies of

(i)          a consolidated balance sheet of the Consolidated Group as at the end of such year, and

(ii)         consolidated statements of income and cash flows of the Consolidated Group for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (which shall not be subject to any qualification as to going concern or the scope of the audit) of independent public accountants of recognized international standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon, provided that, the filing with the SEC within the time specified above (or pursuant to any requests for extension under applicable Securities Laws) shall be deemed to satisfy the requirements of this Section 7.1(b);

Waste Connections, Inc.	Note Purchase Agreement

(c)          SEC and Other Reports — except for filings referred to in Section 7.1(a) and (b) above, promptly upon their becoming available, and to the extent applicable, one copy of (i) each financial statement, report, circular, notice, proxy statement or similar document sent by the Company or any Subsidiary to its public securities holders generally, (ii) any information sent by the Company or any Subsidiary to the agents and/or the lenders under the Bank Credit Agreement (x) pursuant to Sections 6.04, 6.13, 6.14, 6.15 and 6.18 (or any replacement section) of the Bank Credit Agreement (excluding information sent to such creditors in the ordinary course of administration of a credit facility, such as by way of example only and without limitation, information relating to pricing and borrowing availability) and (y) relating to any actions of the Company or any Subsidiary permitted under this Agreement by virtue of the fact that such actions are permitted pursuant to the Bank Credit Agreement (including with respect to the calculation of the financial covenants in Sections 10.13 and 10.14 and compliance with Sections 9 and 10), and (iii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC or any similar Governmental Authority or securities exchange and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material, provided that, the filing with the SEC shall be deemed to satisfy the requirements of this Section 7.1(c);

(d)          Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)          Employee Benefit Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)          with respect to any Plan (other than Multiemployer Plans), any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii)         the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan (other than Multiemployer Plans), or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

Waste Connections, Inc.	Note Purchase Agreement

(iii)        any event, transaction or condition that would result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; or

(iv)        receipt of notice of the imposition of a Material financial penalty, (which for this purpose, “financial penalty” shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;

(f)          Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect;

(g)           Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes, including information readily available to the Company explaining the Company’s financial statements if such information has been requested by the SVO in order to assign or maintain a designation of the Notes; and

(h)          Supplements — promptly and in any event within five (5) Business Days after the execution and delivery of any Supplement, a copy thereof.

Section 7.2.          Officer’s Certificate. Each set of financial statements delivered or made available to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer (a “Compliance Certificate”) (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes):

(a)          Covenant Compliance — setting forth the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.13 and 10.14, and any other financial covenant added pursuant to any Supplement, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence) substantially in the form set forth as Exhibit 7.2(a);

Waste Connections, Inc.	Note Purchase Agreement

(b)          Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto; and

(c)          Subsidiary Guarantors – setting forth a list of all Subsidiaries that are Subsidiary Guarantors and certifying that each Subsidiary that is required to be a Subsidiary Guarantor pursuant to Section 9.13 is a Subsidiary Guarantor, in each case, as of the date of such certificate of Senior Financial Officer.

Section 7.3.          Visitation. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a)          No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers at reasonable times during normal business hours; and

(b)          Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account and to make copies and extracts therefrom (in each case, subject to compliance with confidentiality agreements and applicable copyright laws), and to discuss their respective affairs, finances and accounts with their respective officers, all at such reasonable times and as often as may be reasonably requested during normal business hours.

Section 7.4.          Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:

(i)          such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are delivered to each holder of a Note by e-mail;

Waste Connections, Inc.	Note Purchase Agreement

(ii)         the Company shall have timely filed (or if the Company requests an extension for filing under applicable Securities Law, within the grace period permitted by such applicable Securities Law) such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR (or the Canadian equivalent thereof) and shall have made such form and the related Officer’s Certificate (with respect to such Section 7.1(a) and Section 7.1(b)) satisfying the requirements of Section 7.2 available on its home page on the internet, which is located at http://www.wasteconnections.com as of the date of the Assumption Agreement;

(iii)        such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each holder of Notes has free access or made available on its home page on the internet, which is located at http://www.wasteconnections.com as of the date of the Assumption Agreement; or

(iv)        the Company shall have filed any of the items referred to in Section 7.1(c) with the SEC on EDGAR (or the Canadian equivalent thereof) and shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to which each holder of Notes has free access;

provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than (i) customary limitations on reliance for items prepared by an agent or professional advisor of the Company and (ii) confidentiality provisions consistent with Section 20 of this Agreement); provided further, that in the case of clause (ii), the Company shall have given each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 18, of such posting or availability in connection with each delivery; provided further, that upon request of any holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver (or cause to be delivered) such paper copies, as the case may be, to such holder.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from Section 20, Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, Section 20 shall supersede any such other confidentiality undertaking.

Waste Connections, Inc.	Note Purchase Agreement

Section 7.5.          Limitation on Disclosure Obligation. The Company shall not be required to disclose the following information pursuant to Section 7.1(c)(i)(x), Section 7.1(e), Section 7.1(f), Section 7.1(g) or Section 7.3:

(a)          information that the Company determines after consultation with counsel qualified to advise on such matters that, notwithstanding the confidentiality requirements of Section 20, it would be prohibited from disclosing by applicable law or regulations without making public disclosure thereof; or

(b)          information that, notwithstanding the confidentiality requirements of Section 20, the Company is prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement with any non-Affiliate binding upon the Company and not entered into in contemplation of this clause (b), provided that, except with respect to any such confidentiality obligation running in favor of a Governmental Authority, the Company shall use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information.

Promptly after determining that the Company is not permitted to disclose any information as a result of the limitations described in this Section 7.5, the Company will provide each of the holders with an Officer’s Certificate describing generally the requested information that the Company is prohibited from disclosing pursuant to this Section 7.5 and the circumstances under which the Company is not permitted to disclose such information.

Section 8.          Payment and Prepayment of the Series 2008A Notes.

Section 8.1.          Maturity. The entire unpaid principal amount of the Series 2008A Notes shall become due and payable on October 1, 2015.

Section 8.2.          Optional Prepayments with Make-Whole Amount. The Obligors may, at their option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount plus the LIBOR Breakage Amount (unless the date of prepayment is an Interest Payment Date) determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than ten days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Obligors shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Waste Connections, Inc.	Note Purchase Agreement

Section 8.3.          Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. All regularly scheduled partial prepayments made with respect to any series of Additional Notes pursuant to any Supplement shall be allocated as provided therein.

Section 8.4.          Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Obligors shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5.          Purchase of Notes. The Obligors will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (i) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement (including any Supplement hereto) and the Notes, and (ii) pursuant to a written offer to purchase any outstanding Notes made by the Company or an Affiliate pro rata to the holders of the Notes upon the same terms and conditions. The Obligors will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6.          Make-Whole Amount for the Series 2008A Notes. “Make-Whole Amount” means, with respect to any Series 2008A Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Series 2008A Note minus the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Series 2008A Note, the principal of such Series 2008A Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Series 2008A Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Series 2008A Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

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“Reinvestment Yield” means, with respect to the Called Principal of any Series 2008A Note, 0.50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.

In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Series 2008A Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Series 2008A Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series 2008A Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

Waste Connections, Inc.	Note Purchase Agreement

“Settlement Date” means, with respect to the Called Principal of any Series 2008A Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7.          Change in Control. (a) Notice of Change in Control or Control Event. The Company will, within 15 Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this Section 8.7. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes of each Series as described in subparagraph (c) of this Section 8.7 and shall be accompanied by the certificate described in subparagraph (g) of this Section 8.7.

(b)          Condition to Obligor Action. The Company will not take any action, directly or indirectly, that consummates or finalizes a Change in Control unless (i) at least 15 Business Days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (c) of this Section 8.7, accompanied by the certificate described in subparagraph (g) of this Section 8.7, and (ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this Section 8.7.

(c)          Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraphs (a) and (b) of this Section 8.7 shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”). If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.7, such date shall be not less than 20 days and not more than 30 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 20th day after the date of such offer).

(d)          Acceptance; Rejection. A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance or rejection to be delivered to the Obligors at least 5 Business Days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.

(e)          Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment plus the LIBOR Breakage Amount (unless the date of prepayment is an Interest Payment Date). The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (f) of this Section 8.7.

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(f)          Deferral Pending Change in Control. The obligation of the Obligors to prepay Notes pursuant to the offers required by subparagraph (b) and accepted in accordance with subparagraph (d) of this Section 8.7 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change in Control occurs. The Obligors shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Obligors that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.7 in respect of such Change in Control shall be deemed rescinded).

(g)          Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Obligors and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.7; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.7 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

(h)          Effect on Required Payments. The amount of each payment of the principal of the Notes made pursuant to this Section 8.7 shall be applied against and reduce each of the then remaining principal payments, if any, due pursuant to any Supplement by a percentage equal to the aggregate principal amount of the Notes so paid divided by the aggregate principal amount of the Notes outstanding immediately prior to such payment.

(i)          “Control Event” Defined. “Control Event” means:

(i)          the execution by the Company or any of its Subsidiaries or Affiliates of any agreement with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, would result in a Change in Control,

(ii)         the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or

(iii)        the acceptance by the requisite number of holders of any written offer by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) to the holders of the common stock of the Company, which would result in a Change in Control.

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Section 9.          Affirmative Covenants.

The Company covenants that so long as any of the Notes are outstanding:

Section 9.1.          Punctual Payment. The Company will duly and punctually pay or cause to be paid the principal and interest on the Notes, fees and other amounts provided for in this Agreement and the Notes, all in accordance with the terms of this Agreement and the Notes.

Section 9.2.          Records and Accounts. The Company will, and will cause each of its Subsidiaries to (i) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles, (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, contingencies, and other reserves, and (iii) at all times engage an independent accounting firm of national standing pursuant to the Bank Credit Agreement as the independent certified public accountants of the Company.

Section 9.3.          Legal Existence and Conduct of Business. Except as otherwise permitted by Section 10.4, the Company will, and will cause each of its Material Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, legal rights and franchises; effect and maintain its foreign qualifications, licensing, domestication or authorization except as terminated by the Company’s or its Material Subsidiaries’ board of directors (or similar governing body) in the exercise of its reasonable judgment and except where the failure of the Company and its Material Subsidiaries to remain so qualified would not have a Material Adverse Effect; and shall not become obligated under any contract or binding arrangement which, at the time it was entered into would have a Material Adverse Effect. The Company will, and will cause its Subsidiaries to, continue to engage primarily in the businesses conducted by it on the date of the Assumption Agreement and in related businesses, except to the extent otherwise permitted under Sections 10.3 and 10.4.

Section 9.4.          Maintenance of Properties. The Company will, and will cause each of its Material Subsidiaries to, cause all material properties used or useful in the conduct of their businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company and its Material Subsidiaries may be necessary so that the businesses carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this section shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of their properties if such discontinuance is, in the judgment of the Company or such Subsidiary, desirable in the conduct of their business and which does not in the aggregate have a Material Adverse Effect.

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Section 9.5.          Insurance. The Company will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies, funds or underwriters insurance of the kinds, covering the risks (other than risks arising out of or in any way connected with personal liability of any officers and directors thereof) and in the relative proportionate amounts typically carried by reasonable and prudent companies conducting businesses similar to that of the Company and its Subsidiaries. In addition, the Company and its Subsidiaries will furnish from time to time, upon the request of the Required Holders, a summary of the insurance coverage, which summary shall be in form and substance reasonably satisfactory to the Required Holders (it being understood that any such summary of the insurance coverage delivered pursuant to the Bank Credit Agreement shall be deemed to be reasonably satisfactory to the Required Holders) and, if requested by the Required Holders, will furnish to the Required Holders certificates evidencing such insurance. If the agents under the Bank Credit Agreement require that any certificate evidencing liability insurance name the agents as the certificate holder thereunder, the Company shall cause any such certificate to also name the holders as the certificate holder thereunder. Notwithstanding the foregoing, the Company and its Subsidiaries shall be permitted to maintain self-insurance programs to the extent permitted under the Bank Credit Agreement.

Section 9.6.          Taxes. The Company will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before any Material penalty accrues thereon, all Taxes (other than Taxes which in the aggregate are not Material to the business or assets of the Company or any Subsidiary on an individual basis or of the Company and its Subsidiaries on a consolidated basis) imposed upon it and its real properties, sales and activities, or any Material part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a Lien or charge upon any Material portion of its property, unless such Lien is a Permitted Lien; provided, however, that any such Tax or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Company or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further, that the Company or such Subsidiary will pay all such Taxes or claims forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

Section 9.7.          Compliance with Laws, Contracts, Licenses and Permits; Maintenance of Material Licenses and Permits. The Company will, and will cause each of its Subsidiaries to (i) comply with the provisions of their Organization Documents, (ii) comply with the provisions of all agreements and instruments by which they or any of their properties may be bound; and (iii) comply with all applicable laws (including Environmental Laws and Environmental Permits) except, in the case of subsections (i) (solely for non-compliance with the provisions of its Organization Documents by a Person other than the Company or a Material Subsidiary), (ii) and (iii), where noncompliance with such Organization Documents, applicable agreements, instruments and laws would not have a Material Adverse Effect. If at any time while any Note is outstanding, any authorization, consent, approval, permit or license from any Governmental Authority shall become necessary or required in order that the Company or any Material Subsidiary may fulfill any of their obligations hereunder, the Company will immediately take or cause to be taken all reasonable steps within the power of the Company or such Material Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Lenders with evidence thereof.

Waste Connections, Inc.	Note Purchase Agreement

Section 9.8.          Environmental Indemnification. The Company, on its own behalf and on behalf of its Subsidiaries, jointly and severally covenant and agree that it will indemnify and hold the holders harmless from and against any and all claims, expense, damage, loss or liability incurred by the holders (including all costs of legal representation) relating to (a) [reserved]; (b) any Release or threatened Release of Hazardous Materials on the Real Estate; (c) [reserved]; (d) any violation of any Environmental Laws with respect to conditions at the Real Estate or the operations conducted thereon; (e) the investigation or remediation of offsite locations at which the Company, any of its Subsidiaries, or its predecessors are alleged to have directly or indirectly disposed of Hazardous Materials; or (f) any Environmental Liability related in any way to the Company or any of its Subsidiaries. It is expressly acknowledged by the Company and its Subsidiaries that this covenant of indemnification shall include claims, expense, damage, loss or liability incurred by the holders based upon the holders’ negligence (but not gross negligence or willful misconduct, in each case as determined by a court of competent jurisdiction by a final and nonappealable judgment), and this covenant shall survive any foreclosure or any modification, release or discharge of the Notes and this Agreement or the payment of the Notes and shall inure to the benefit of the holders and their successors and permitted assigns.

Section 9.9.          Additional Notices. The Company will promptly notify the holders in writing of any material change by the Company or any Subsidiary in accounting policies, financial reporting practices (subject to Section 10.12) or attestation reports concerning internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended and in effect from time to time.

Section 9.10.         Designation of Material Subsidiaries. Concurrently with the delivery of a Compliance Certificate, the Company shall from time to time designate one or more Subsidiaries as a Material Subsidiary in order to remain in compliance with the Material Subsidiary conditions, as set forth in the definition thereof. Upon such designation, Schedule 9.10 shall be deemed amended to include such new designated Material Subsidiaries.

Section 9.11.         Canadian Pension Plans and Canadian Benefit Plans. (a) For each existing, or hereafter adopted, Canadian Pension Plan or Canadian Benefit Plan administered by the Company or any of its Canadian Subsidiaries, the Company will, and will cause each Canadian Subsidiary to, comply with and perform in all material respects all of their material obligations under and in respect of such Canadian Pension Plan or Canadian Benefit Plan, including under any funding agreements and all applicable laws and regulations (including any funding, investment and administration obligations).

(b)          The Company will, and will cause each of its Canadian Subsidiaries to, withhold, pay or remit all Material employer and employee payments, contributions and premiums required to be remitted, paid to or in respect of each Canadian Pension Plan and Canadian Benefit Plan in a timely fashion in accordance with the terms thereof, any funding agreements and all applicable laws.

Waste Connections, Inc.	Note Purchase Agreement

(c)          The Company will, and will cause each Canadian Subsidiary to, deliver to the holders (i) promptly after receipt thereof, a copy of any material claim, direction, order, notice, ruling or opinion that the Company or any Canadian Subsidiary may receive from any applicable Canadian Governmental Authority or other claimant, except for regular claims for benefits with respect to any Canadian Pension Plan or Canadian Benefit Plan that can reasonably be expected to give rise to a liability in excess of $10,000,000 (or its equivalent in the relevant currency); (ii) notification within 30 days of receipt of an actuarial report or accounting disclosure report that discloses any increases having a cost to the Company or any Canadian Subsidiary in excess of $10,000,000 (or its equivalent in the relevant currency) in the aggregate, in respect of any existing Canadian Pension Plan or Canadian Benefit Plan, and (iii) subject to Section 10.16, notification within thirty (30) days of the establishment of any new Canadian Pension Plan that has a “defined benefit provision” as that term is defined in the ITA, or the commencement of contributions to any such plan to which the Company or any Canadian Subsidiary participating thereof was not previously contributing that can be expected to give rise to an annual liability in excess of $10,000,000 (or its equivalent in the relevant currency).

(d)          The Company will, and will cause each Canadian Subsidiary to, withhold, pay or remit all material employer and employee contributions and premiums required to be remitted, paid to or in respect of the Canadian Pension Plan or the Quebec Pension Plan, or any plan required under Canadian federal, provincial or territorial health, workers’ compensation, and employment insurance legislation in compliance with applicable laws and regulations.

Section 9.12.         Notes to Rank Pari Passu. The Notes and all other obligations under this Agreement of the Company are and at all times shall remain direct and unsecured obligations of the Company ranking pari passu as against the assets of the Company with all other Notes from time to time issued and outstanding hereunder without any preference among themselves, and at least pari passu with all Indebtedness outstanding under any Material Credit Facility and all other present and future unsecured Indebtedness (actual or contingent) of the Company which is not expressed to be subordinate or junior in rank to any other unsecured Indebtedness of the Company, except to the extent that any Material Credit Facility becomes secured, then the Notes shall also become secured and shall rank at least pari passu therewith. The Company will ensure that the payment obligations of any Subsidiary Guarantor under its Subsidiary Guaranty will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such Subsidiary Guarantor.

Section 9.13.         Subsidiary Guarantors. (a) The Company will cause each of its Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility to concurrently therewith:

(i)          enter into an agreement in form and substance reasonably satisfactory to the Required Holders providing for the guaranty by such Subsidiary, on a joint and several basis with all other such Subsidiary Guarantors, of (x) the prompt payment in full when due of all amounts payable by the Company pursuant to the Notes (whether for principal, interest, Make-Whole Amount or otherwise) and this Agreement, including all indemnities, fees and expenses payable by the Company thereunder and (y) the performance, observance and discharge by the Company of each and every covenant, agreement, and duties required pursuant to the Notes or this Agreement to be performed, observed or discharged by it (a “Subsidiary Guaranty”); and

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(ii)         deliver the following to each holder of a Note:

(A)         an executed counterpart of such Subsidiary Guaranty;

(B)         a certificate signed by an authorized responsible officer of such Subsidiary Guarantor containing representations and warranties on behalf of such Subsidiary Guarantor to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6 (consistent with the supplemental representations made by the Parent in the Assumption Agreement) and 5.7 of this Agreement (but with respect to such Subsidiary and such Subsidiary Guaranty);

(C)         all documents as may be reasonably and customarily requested by the Required Holders to evidence the due organization, continuing existence and, where applicable, good standing of such Subsidiary Guarantor and the due authorization by all requisite action on the part of such Subsidiary Guarantor of the execution and delivery of such Subsidiary Guaranty and the performance by such Subsidiary Guarantor of its obligations thereunder; and

(D)         an opinion of counsel reasonably satisfactory to the Required Holders covering such customary matters relating to such Subsidiary Guarantor and such Subsidiary Guaranty as the Required Holders may reasonably request.

(b)          At the election of the Company and by written notice to each holder of Notes, any Subsidiary Guarantor may be discharged from all of its obligations and liabilities under its Subsidiary Guaranty and shall be automatically released from its obligations thereunder without the need for the execution and delivery of any other document by the holders, provided that (i) if such Subsidiary Guarantor is a guarantor or is otherwise liable for or in respect of any Material Credit Facility, then such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under its Subsidiary Guaranty) under such Material Credit Facility, (ii) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall be existing, (iii) no amount is then due and payable under such Subsidiary Guaranty, (iv) if in connection with such Subsidiary Guarantor being released and discharged under any Material Credit Facility, any fee or other form of consideration is given to any holder of Indebtedness, in its capacity as a holder of such Indebtedness, under such Material Credit Facility for such release, other than the repayment of all or a portion of such Indebtedness, the holders of the Notes shall receive equivalent consideration substantially concurrently therewith (provided that, for the avoidance of doubt, this condition shall not apply to customary and usual fees paid in connection with the termination and replacement of a Material Credit Facility and out-of-pocket expenses, including attorneys’ fees, incurred in connection therewith), and (v) each holder shall have received a certificate of a Responsible Officer certifying as to the matters set forth in clauses (i) through (iv). In the event of any such release, for purposes of Section 10.1(k), all Indebtedness of such Subsidiary shall be deemed to have been incurred concurrently with such release.

(c)          The Company shall at all times, directly or indirectly, own 100% of the equity interest of each Subsidiary Guarantor.

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Section 10.         Negative Covenants.

The Company covenants that so long as any of the Notes are outstanding:

Section 10.1.          Restrictions on Indebtedness. The Company shall not, nor shall it permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness other than:

(a)          Indebtedness of the Company and its Subsidiaries under the Bank Credit Agreement and the 2016 NPA (either on an unsecured basis or on a secured basis if the Notes are equally and ratably secured pari passu therewith);

(b)          Indebtedness existing on the date of the Assumption Agreement and set forth on Schedule 2 to the Assumption Agreement, including any renewals, extensions, refinancings and replacements thereof so long as the principal amount thereof (plus all accrued interest on such Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith, the amount of which may be included in the principal amount of any refinancing) is not increased;

(c)          incurrence of guaranty, suretyship or indemnification obligations in connection with the performance by the Company or any of its Subsidiaries of services for their respective customers in the ordinary course of their businesses;

(d)          so long as no Event of Default exists or would result therefrom (including that the Company would not violate the covenants set forth in Sections 10.13 and 10.14 as a result thereof), Indebtedness of one of the Company or any Subsidiary Guarantor or any one Subsidiary of the Company to the Company or another Subsidiary Guarantor or any other Subsidiary of the Company, which intercompany Indebtedness shall, in each case, be (x) unsecured, (y) subordinate to the obligations of the Company under this Agreement and the Notes in accordance with Section 24.11, and (z) in the case of any Permitted Intercompany Financing, subject to the requirements set forth in Section 10.4.3;

(e)          Indebtedness of the Company or any of its Subsidiaries incurred in connection with the acquisition or lease of any equipment or other property by the Company or any of its Subsidiaries under any Synthetic Lease, Capitalized Lease or other lease arrangement or purchase money financing;

(f)          Indebtedness of the Company or any of its Subsidiaries with respect to bonds for vehicle permits, facility or building permits, tipping or disposal fees, solid waste collections, solid waste transportation, closure and post-closure obligations relating to any landfill owned or operated by the Company or any of its Subsidiaries;

(g)          Indebtedness of the Company or any of its Subsidiaries in respect of Swap Contracts (including Fuel Derivatives Obligations) entered into in the ordinary course of business and not for speculative purposes;

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(h)          Indebtedness of the Company or any of its Subsidiaries with respect to letters of credit of Persons acquired by the Company or any of its Subsidiaries;

(i)          Indebtedness of the Company or any of its Subsidiaries in respect of IRBs; provided, that (a) such Indebtedness may be secured only to the extent such IRBs are L/C Supported IRBs and (b) after taking into account all Indebtedness incurred pursuant to this clause (i), the Company and its Subsidiaries on a consolidated basis shall be in pro forma compliance with each of the financial covenants set forth in Sections 10.13 and 10.14 (using Consolidated EBITDA of the Consolidated Group as of the last day of the applicable Pro Forma Reference Period (but including any addbacks to Consolidated EBITDA permitted pursuant to the Bank Credit Agreement during the period following the last day of the applicable Pro Forma Reference Period) and Consolidated Total Funded Debt as of the date of, and after giving effect to, such Indebtedness (with such amounts adjusted as if such Indebtedness was incurred on the first day of the applicable Pro Forma Reference Period));

(j)          other secured Indebtedness of the Company and its Subsidiaries (other than as permitted under other subsections hereof), not in excess of $20,000,000 (or its equivalent in the relevant currency) in the aggregate at any time outstanding;

(k)          other unsecured Indebtedness of the Company and its Subsidiaries; provided, that, at the time of incurrence thereof, (a) the Company and its Subsidiaries shall be in compliance with each of the financial covenants set forth in Sections 10.13 and 10.14 determined on a pro forma basis (using Consolidated EBITDA of the Consolidated Group as of the last day of the applicable Pro Forma Reference Period (but including any addbacks to Consolidated EBITDA permitted pursuant to the Bank Credit Agreement during the period following the last day of the applicable Pro Forma Reference Period) and Consolidated Total Funded Debt as of the date of, and after giving effect to, such Indebtedness) (including a pro forma application of the net proceeds thereof) as if such Indebtedness had been incurred on the first day of the applicable Pro Forma Reference Period, and (b) the aggregate principal amount of all Non-Obligor Subsidiary Indebtedness incurred pursuant to Section 10.1(j) and this Section 10.1(k) shall not at any time exceed 15% of Consolidated Net Worth;

(l)          Indebtedness of the Company and its Subsidiaries under this Agreement and the Notes; and

(m)          Indebtedness incurred by a Receivables SPV in a Permitted Receivables Transaction.

Section 10.2         Restrictions on Liens. The Company shall not, nor shall it permit any Subsidiary to, create or incur or suffer to be created or incurred or to exist any Lien of any kind upon any property or assets of any character, whether now owned or hereafter acquired or sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles or chattel paper, with or without recourse, except as follows (the “Permitted Liens”):

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(a)          Liens (i) to secure taxes, assessments and other government charges or (ii) on properties to secure claims for labor, material or supplies, in each case, in respect of obligations not overdue or that are being contested in good faith by appropriate proceedings (provided that, if the obligation with respect to which any such Lien arises is being contested in good faith by appropriate proceedings, such obligation may remain unpaid during the pendency of such proceedings as long as the Company or its applicable Subsidiary shall have set aside on their books adequate reserves with respect thereto);

(b)          deposits or pledges made in connection with, or to secure payment or performance of, or the provision of services by, the Company or any of its Subsidiaries to a customer, workmen’s compensation, unemployment insurance, old age pensions or other social security obligations other than any Lien imposed by ERISA and not permitted pursuant to Section 10.7;

(c)          Liens in respect of judgments or awards (i) which have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Company or its applicable Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review and in respect of which the Company or such Subsidiary maintains adequate reserves or (ii) that secure judgments for the payment of money not constituting an Event of Default under Section 11(i);

(d)          Liens of carriers, warehousemen, repairmen, landlords, mechanics and materialmen, and other like Liens, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue, provided that such Liens may continue to exist for a period of more than 120 days if the validity or amount thereof shall currently be contested by the Company or its applicable Subsidiary in good faith by appropriate proceedings and if the Company or such Subsidiary shall have set aside on its books adequate reserves with respect thereto as required by GAAP and provided further that the Company or such Subsidiary will pay any such claim forthwith upon commencement of proceedings to foreclose any such Lien;

(e)          encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s Liens under leases to which the Company or any Subsidiary is a party, and other minor Liens none of which in the opinion of the Company or such Subsidiary interferes materially with the use of the property affected in the ordinary conduct of the business of the Company or such Subsidiary, which defects do not individually or in the aggregate have a Material Adverse Effect;

(f)          Liens securing Indebtedness permitted under Section 10.1(e) incurred in connection with the lease or acquisition of property or fixed assets or industrial bond financings, provided that such Liens shall encumber only the property or assets so acquired or financed and shall not exceed the purchase price thereof;

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(g)          Liens, whether created by contract, law, regulation or ordinance, securing Indebtedness permitted by Sections 10.1(c), (f) or (h); provided that any security granted therefor is limited to (i) rights to payment under, and use of equipment or related assets to perform, the contracts to which such guaranty, suretyship or bond obligations relate or is otherwise on terms (including subordination terms) permitted pursuant to the Bank Credit Agreement, (ii) Liens arising under the laws of suretyship and (iii) similar Liens granted in favor of municipalities or other governmental entities pursuant to any Municipal Contract; provided, that such Liens (A) encumber only the containers, bins, carts and vehicles used in connection with such Municipal Contract and (B) are promptly released as soon as such release is not prohibited under the terms of such Municipal Contract;

(h)          Liens listed on Schedule 10.2 hereto;

(i)          Liens securing Indebtedness permitted under Section 10.1(i) in the form of L/C Supported IRBs;

(j)          Liens securing deposits made on account of liabilities to insurance carriers under insurance or self-insurance arrangements;

(k)          (i) Liens granted to a Receivables SPV in connection with a Permitted Receivables Transaction and securing Indebtedness of the Company and its Subsidiaries existing as of the date of the Assumption Agreement and listed on Schedule 2 to the Assumption Agreement in connection therewith and (ii) Liens of a Receivables SPV securing Indebtedness of such Receivables SPV permitted by Section 10.1(m); provided, in the case of clauses (i) and (ii), that such Liens attach only to the accounts receivable which are the subject of such Indebtedness and to the Equity Interests of the Receivables SPV;

(l)          Liens granted in connection with secured Indebtedness incurred pursuant to Sections 10.1(a) or (b); provided that no such Liens may secure any Indebtedness under any Material Credit Facility unless effective provision is made whereby the Notes will be equally and ratably secured with any and all such Indebtedness thereby secured pursuant to customary documentation reasonably satisfactory to the Required Holders;

(m)          good faith deposits in connection with bids, tenders and contracts, deposits to secure public or statutory obligations and deposits to secure surety or appeal bonds or import duties or other obligations and arrangements described in Section 10.1(f), in each case incurred in the ordinary course of business;

(n)          Liens incurred in the ordinary course of business relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository institution;

(o)          any Liens related to a sale and leaseback transaction permitted pursuant to Section 10.5;

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(p)          any Lien on cash or cash equivalents arising from any escrow or cash collateral account for the benefit of any hedge bank or other swap counterparty in connection with the incurrence of Indebtedness permitted by Section 10.1(g) with respect to a Subsidiary of the Company that is not a Subsidiary Guarantor; and

(q)          any cash collateral required to be delivered by or on behalf of the Company pursuant to Section 2.18 of the Bank Credit Agreement.

Section 10.3.          Restrictions on Investments. The Company shall not, nor shall it permit any Subsidiary to, make any Investments other than:

(a)          ordinary course Investments made by the Company or any of its Subsidiaries from time to time in cash and cash equivalents;

(b)          subject to Sections 10.1(d), 10.3(d)(solely in respect of the proviso thereof) and 10.4.3, Investments in the Company or any of its Subsidiaries;

(c)          Investments consisting of guarantees by the Company or any of its Subsidiaries of any Indebtedness permitted pursuant to Section 10.1; and

(d)          other Investments so long as (i) the Company and its Subsidiaries are in compliance with each of the financial covenants set forth in Sections 10.13 and 10.14 hereof, determined on a pro forma basis (using Consolidated EBITDA of the Consolidated Group as of the last day of the applicable Pro Forma Reference Period (but including any addbacks to Consolidated EBITDA permitted pursuant to the Bank Credit Agreement during the period following the last day of the applicable Pro Forma Reference Period) and Consolidated Total Funded Debt as of the date of, and after giving effect to, such Investment (with such amounts adjusted as if such Investment occurred on the first day of the applicable Pro Forma Reference Period), (ii) at the time of such Investment, no Default or Event of Default has occurred and is continuing or would result therefrom, and (iii) to the extent such proposed Investment constitutes a transaction described in Section 10.4.1, the Company and its Subsidiaries comply with the additional requirements set forth in such Section 10.4.1; provided, that the aggregate amount of all Investments in non-Wholly-Owned Subsidiaries of the Company shall not exceed 10% of consolidated total assets of the Company and its Subsidiaries (as determined by reference to the most recent balance sheet delivered to the holders pursuant to Section 7.1 or, if earlier than the first delivery thereunder, as indicated on a combined basis terms in the Audited Financial Statements); provided, further, that the aggregate amount of all Investments of any type of business other than the businesses conducted by the Company or its Subsidiaries on the date of the Assumption Agreement and in related businesses shall not exceed $200,000,000 (or its equivalent in the relevant currency) at any time outstanding.

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Section 10.4.          Merger, Amalgamation, Consolidation and Disposition of Assets.

Section 10.4.1.          Mergers, Amalgamations, Consolidations and Acquisitions. The Company shall not, and shall not permit any Subsidiary to, become a party to any merger, amalgamation or consolidation, or effect any asset acquisition or Equity Interest acquisition (other than, in each case, (i) the acquisition of assets in the ordinary course of business consistent with past practices and with respect to asset swaps; (ii) the Merger Transactions, (iii) any Subsidiary may merge, amalgamate or consolidate with the Company or with any one or more Subsidiaries (an “Intercompany Business Combination”); provided that (A) if any transaction shall be between the Company and a Subsidiary, the Company shall be the continuing or surviving Person; (B) if any transaction shall be between a Subsidiary Guarantor and a Subsidiary (including a Subsidiary Guarantor), a Subsidiary Guarantor that is a constituent party to such transaction shall be (x) the continuing or surviving Person and (y) a Wholly-Owned Subsidiary of the Company, unless such other survivor shall be or become a Wholly-Owned Subsidiary of the Company and becomes a Subsidiary Guarantor pursuant to Section 9.13; and (C) if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary of the Company, a Wholly-Owned Subsidiary of the Company shall be the continuing or surviving Person; or (iv) any merger, amalgamation or consolidation to effect dispositions, sales, leases or other transfers permitted under Section 10.4.2 (such transactions described in clauses (i), (ii), (iii) and (iv), an “Excluded Transaction”)), and except as otherwise provided in this Section 10.4.1. The Company and its Subsidiaries may purchase or otherwise acquire assets or the Equity Interests of any other Person (without limiting any Excluded Transaction) including any merger, amalgamation or consolidation to effect such purchase or acquisition; provided, that any Intercompany Business Combination must in all cases comply with clause (iii) above (the “Intercompany Business Combination Provisions”); and provided further, that:

(i)          the Company and its Subsidiaries are in pro forma compliance with all of the financial covenants in Sections 10.13 and 10.14 (using Consolidated EBITDA of the Consolidated Group as of the last day of the applicable Pro Forma Reference Period (but including any addbacks to Consolidated EBITDA permitted pursuant to the Bank Credit Agreement during the period following the last day of the applicable Pro Forma Reference Period) and Consolidated Total Funded Debt as of the date of, and after giving effect to, such acquisition (with such amounts adjusted as if such acquisition occurred on the first day of the applicable Pro Forma Reference Period));

(ii)         at the time of such acquisition, no Default or Event of Default has occurred and is continuing, and such acquisition will not otherwise create a Default or an Event of Default hereunder;

(iii)        to the extent the Company and its Subsidiaries use, directly or indirectly, any proceeds of the issuance of the Notes in connection with such acquisition, the Company or any Subsidiary shall not acquire any Person if the board of directors (or equivalent governing body) of such Person to be acquired has not approved such acquisition (it being acknowledged that the acquisition of assets in the ordinary course of business consistent with past practices and with respect to asset swaps, in each case, to the extent not constituting an acquisition of all or substantially all of the assets of a Person, shall not be subject to such board (or equivalent governing body) approval); and

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(iv)        to the extent such acquisition involves a Change in Control, such Change in Control is in accordance with Section 8.7.

Notwithstanding anything to the contrary set forth in this Section 10.4.1 with respect to any transaction that may be otherwise permitted by this Section 10.4.1, (a) the Company shall not consummate any merger, consolidation or amalgamation in which it is not the surviving entity, and (b) no Subsidiary Guarantor shall consummate any merger, consolidation or amalgamation in which it is not the surviving entity unless (i) any such other survivor shall be or become a Wholly-Owned Subsidiary of the Company and shall become a Subsidiary Guarantor pursuant to Section 9.13, or (ii) such merger, amalgamation or consolidation is to effect a disposition permitted under Section 10.4.2.

Section 10.4.2.          Disposition of Assets. Neither the Company nor any of its Subsidiaries shall effect any disposition of assets, other than, in each case subject, if applicable, to compliance with the Intercompany Business Combination Provisions of Section 10.4.1: (a) the sale of inventory, the licensing of intellectual property and the disposition, sale, lease or other transfer of obsolete or surplus assets, in each case in the ordinary course of business consistent with past practices, (b) a disposition, sale, lease or other transfer of assets from (i) the Company or any Subsidiary Guarantor to the Company or another Subsidiary Guarantor or (ii) a Subsidiary of the Company that is not a Subsidiary Guarantor to another Subsidiary of the Company or to the Company, (c) the sale or exchange of routes and related assets which in the business judgment of the Company does not, and will not have a Material Adverse Effect, (d) assets with an aggregate fair market value of less than 12.5% of the value of the consolidated total assets of the Consolidated Group (as determined by reference to the most recent balance sheet delivered to the holders pursuant to Section 7.1 or, if earlier than the first delivery thereunder, as indicated on a combined basis terms in the Audited Financial Statements) over the term of this Agreement transferred in connection with an asset sale or swap, which sale or swap in the business judgment of the Company will not have a Material Adverse Effect, (e) the sale, lease, assignment, transfer or other disposition of Receivables in connection with any Permitted Receivables Transaction, and (f) any sale and leaseback transaction permitted by Section 10.5.

Section 10.4.3.          Permitted Intercompany Financings. The Company and its Subsidiaries may engage in Permitted Intercompany Financings with Transaction Subsidiaries; provided, that (x) the Permitted Intercompany Financings are consummated on terms permitted pursuant to the Bank Credit Agreement; and (y) the structure of and documentation evidencing the Permitted Intercompany Financings shall be permitted pursuant to the Bank Credit Agreement, and, if requested, the Company shall provide the holders with copies of any and all documentation evidencing such Permitted Intercompany Financing. In addition, the Company shall deliver to the holders copies of all loan documents delivered to the agents under the Bank Credit Agreement in connection with such Permitted Intercompany Financings, including, without limitation, documentation necessary to evidence that no Default or Event of Default shall exist or result from the consummation of such Permitted Intercompany Financing.

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Section 10.5.          Sale and Leaseback. The Company shall not, nor shall it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby the Company or any of its Subsidiaries shall sell or transfer any property owned by either the Company or any of its Subsidiaries in order then or thereafter to lease such property or lease other property which the Company or such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred unless permitted under the Bank Credit Agreement, except, in each case, where a disposition, sale, lease or other transfer is not prohibited under Section 10.4.2 and the Indebtedness arising therefrom is not prohibited under Section 10.1(j).

Section 10.6.          Restricted Payments and Redemptions. The Company shall not, nor shall it permit any Subsidiary to, make any Restricted Payments (provided, however, that neither the exercise of common stock purchase warrants or options to purchase common stock on a “cashless” exercise basis under the Company’s or any of its Subsidiaries’ equity incentive plans shall constitute a purchase or redemption of Equity Interests), except that (a)(i) the Company or any Subsidiary Guarantor may make any Restricted Payment to another Subsidiary Guarantor or the Company and (ii) each Subsidiary may make Restricted Payments to the Company, any Subsidiary Guarantor and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made, (b) the Company may make any Restricted Payment so long as no Default or Event of Default exists or would be created by the making of such Restricted Payment (provided, that if as of the end of any fiscal quarter in any fiscal year (and after giving effect to any Indebtedness incurred to finance such Restricted Payment, if any), the Consolidated Group shall have on a consolidated basis a Leverage Ratio of greater than or equal to 3.00 to 1.00, as determined by reference to the most recent Compliance Certificate delivered to the holders pursuant to Section 7.2(a), the Company shall not make Restricted Payments in excess of $500,000,000 in the aggregate in such fiscal year, unless and until such time as the Consolidated Group shall have on a consolidated basis a Leverage Ratio of less than 3.00 to 1.00 as determined by reference to any subsequent Compliance Certificate delivered to the holders pursuant to Section 7.2(a) hereof; provided further, that if (x) the Company shall be prohibited from making Restricted Payments in excess of $500,000,000 in the aggregate in any fiscal year as a result of the application of the foregoing Leverage Ratio and (y) the Company shall have previously made Restricted Payments in an aggregate amount greater than or equal to $500,000,000 during such fiscal year, the Company shall not be deemed to be in violation of this Section 10.6 as a result of such pre-existing Restricted Payments but shall not make any additional Restricted Payments for the remainder of such fiscal year, unless and until such time as the Consolidated Group shall have on a consolidated basis a Leverage Ratio of less than 3.00 to 1.00 as determined by reference to any subsequent Compliance Certificate delivered to the holders pursuant to Section 7.2(a) hereof), and (c) the Company may make cash payments to its employees and non-employee directors pursuant to one or more profit sharing, equity incentive or other benefit plan.

Section 10.7.          Employee Benefit Plans. Neither the Company nor any ERISA Affiliate will:

(a)          engage in any “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code or otherwise incur any excise taxes under Sections 4971, 4975, 4980B or 4980D of the Code which could reasonably be expected to result in a material liability (and in any event not in excess of $35,000,000 (or its equivalent in the relevant currency)) for the Company or any ERISA Affiliate; or

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(b)          fail to satisfy the Pension Funding Rules with respect to any Pension Plan (other than a Multiemployer Plan) which could reasonably be expected to result in a material liability (and in any event not in excess of $35,000,000 (or its equivalent in the relevant currency)) for the Company or any ERISA Affiliate or fail to meet or seek any waiver of the minimum funding standards or incur any funding shortfall (within the meaning of Sections 302 and 303 of ERISA or Sections 430 and 436 of the Code) with respect to any such Pension Plan which could reasonably be expected to result in a material liability (and in any event not in excess of $35,000,000 (or its equivalent in the relevant currency)) for the Company or any ERISA Affiliate; or

(c)          fail to contribute to any Pension Plan to an extent which, or terminate any Pension Plan (other than a Multiemployer Plan) in a manner which, could reasonably be expected to result in the imposition of a Lien securing material obligations (and in any event obligations in excess of $35,000,000 (or its equivalent in the relevant currency)) on any assets of the Company or any ERISA Affiliate pursuant to Section 303(k) or Section 4068 of ERISA or Section 430(k) of the Code; or

(d)          post any security pursuant to Section 436(f) of the Code or fail to meet the minimum required contribution payment obligations under Section 303(j) of ERISA with respect to any Pension Plan (other than a Multiemployer Plan) which could reasonably be expected to result in a material liability (and in any event not in excess of $35,000,000 (or its equivalent in the relevant currency)) for the Company or any ERISA Affiliate; or

(e)          permit or take any action which would result in the aggregate benefit liability (within the meaning of Section 4001 of ERISA) of all Pension Plans (other than any Multiemployer Plans) exceeding the value of the aggregate assets of such Pension Plans, disregarding for this purpose the benefit liabilities and assets of any such Pension Plans with assets in excess of benefit liabilities which could reasonably be expected to result in a material liability (and in any event not in excess of $35,000,000 (or its equivalent in the relevant currency)) for the Company or any ERISA Affiliate; or

(f)          incur any withdrawal liability within the meaning of Section 4201 of ERISA with respect to any Multiemployer Plan which could reasonably be expected to result in a material liability (and in any event not in excess of $35,000,000 (or its equivalent in the relevant currency)) for the Company or any ERISA Affiliate.

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Section 10.8.          Burdensome Agreements. Except as required by any Municipal Contract, the 2016 NPA or the Bank Credit Agreement, the Company shall not, nor shall it permit any of its Subsidiaries to, enter into or permit to exist any arrangement or agreement, enforceable under applicable law, which directly or indirectly prohibits the Company or such Subsidiary from (a) making Restricted Payments to the Company or any other Subsidiary or otherwise transferring property to or investing in the Company or any other Subsidiary, except for any such agreement or arrangement in effect at the time such Subsidiary became a Subsidiary of the Company, so long as such agreement or arrangement was not entered into solely in contemplation of such Subsidiary becoming a Subsidiary of the Company, (b) guaranteeing the Indebtedness of the Company or any Subsidiary or (c) creating or incurring any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest or Lien in favor of an agent for the benefit of the holders other than customary anti-assignment provisions in leases and licensing agreements entered into by the Company or such Subsidiary in the ordinary course of its business, in each case other than (A) any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the disposition, sale, lease or other transfer of the Equity Interests or assets of such Subsidiary permitted under the terms of this Agreement pending the closing of such disposition, sale, lease or other transfer, (B) any restriction in the form of customary provisions with respect to disposition, sale, lease or other transfer of Investments held by the Company or a Subsidiary and permitted under the terms of this Agreement, (C) restrictions on specific assets which assets are the subject of purchase money security interests to the extent permitted under Section 10.2 solely to the extent any such negative pledge relates to property financed by or the subject of such Indebtedness, (D) restrictions on any Receivables SPV or the Equity Interests, securities or other obligations thereof pursuant to customary documentation entered into in connection with a Permitted Receivables Transaction, (E) any restriction pursuant to an agreement governing Indebtedness permitted under Section 10.1, including customary subordination provisions, (F) customary anti-assignment provisions contained in leases, licensing agreements and permits issued by Governmental Authorities, in each case entered into by the Company or such Subsidiary in the ordinary course of its business, and (G) in connection with restrictions imposed by applicable laws.

Section 10.9.          Business Activities. The Company will not, nor will it permit any of its Subsidiaries to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses conducted by the Company or its Subsidiaries on the date of the Assumption Agreement (after giving effect to the Merger Transactions) and in related businesses, except to the extent otherwise permitted under Sections 10.3 and 10.4.

Section 10.10.         Transactions with Affiliates. Except with respect to the Permitted Intercompany Financings, neither the Company nor any of its Subsidiaries will engage in any transaction with any non-Subsidiary Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such non-Subsidiary Affiliate or, to the knowledge of the Company or any Subsidiary, any corporation, partnership, trust or other entity in which any such non-Subsidiary Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm’s-length basis in the ordinary course of business.

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Section 10.11.         Prepayments and Amendments of Indebtedness. The Company shall not, nor shall it permit any of its Subsidiaries to, (a) prepay, redeem or repurchase any Indebtedness incurred by the Company and its Subsidiaries pursuant to Section 10.1 (other than the obligations in respect of this Agreement and the Notes) hereof unless no Default or Event of Default has occurred and is continuing, or would be created thereby, or (b) amend, modify or change in any manner any term or condition of (i) any Indebtedness set forth in Schedule 2 to the Assumption Agreement in a manner materially adverse to the holders without the consent of the Required Holders, except for any refinancing, refunding, renewal or extension thereof permitted by Section 10.1, and (ii) the Bank Credit Agreement in a manner materially adverse to the holders without the consent of the Required Holders.

Section 10.12.         Accounting Changes. The Company will not, nor will it permit any of its Subsidiaries to, make any change in its accounting policies or reporting practices, except as required by GAAP.

Section 10.13.         Leverage Ratio. The Company shall not permit, as of the last day of each fiscal quarter of the Consolidated Group, the ratio of (i)(x) Consolidated Total Funded Debt outstanding on such date less (y) the sum of cash and cash equivalents of the Company and its Subsidiaries on a dollar-for-dollar basis as of such date in excess of $50,000,000 up to a maximum of $200,000,000 (such that the maximum amount of reduction pursuant to this subclause (y) does not exceed $150,000,000) to (ii) Consolidated EBITDA for the Reference Period ending on such date (the “Leverage Ratio”), to exceed 3.75:1.00.

Section 10.14.         Interest Coverage Ratio. The Company shall not permit, as of the last day of any fiscal quarter of the Consolidated Group, the ratio of Consolidated EBIT to Consolidated Total Interest Expense, in each case for the Reference Period ending on such date, to be less than 2.75:1.00.

Section 10.15.         Economic Sanctions. The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by an OFAC Blocked Person), own or control an OFAC Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction would be in violation of, or could result in the imposition of sanctions under, any U.S. Economic Sanctions Laws applicable to the Company or such Controlled Entity, except, in the case of this clause (b), to the extent that such violation or sanctions, if imposed, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 10.16.         Canadian Pension and Benefit Plans. (a) Unless permitted pursuant to the Bank Credit Agreement, the Company shall not, nor shall it permit any of its Canadian Subsidiaries to, have any liability in respect of a new “multi-employer pension plan,” as that term is defined in Pension Benefits Standards Act, 1985 (Canada) or equivalent provincial legislation, if such liabilities would exceed $10,000,000 (or its equivalent in the relevant currency) in the aggregate.

(b)          Unless permitted pursuant to the Bank Credit Agreement, the Company shall not, nor shall it permit any Canadian Subsidiaries to, establish, adopt or agree to contribute to any new Canadian Pension Plan with a “defined benefit provision” (as that term is defined in the ITA) or acquire any Person who sponsors, maintains, administers, or is or may be required to contribute to a Canadian Pension Plan with a defined benefit provision, if the hypothetical wind up deficit in respect of the Canadian Pension Plan is estimated to exceed $10,000,000 (or its equivalent in the relevant currency) in the aggregate.

Waste Connections, Inc.	Note Purchase Agreement

(c)          Unless permitted pursuant to the Bank Credit Agreement, the Company shall not, nor shall it permit any of its Canadian Subsidiaries to, take any action to effect the full or partial termination, or to cause any Canadian Governmental Authority to order the full or partial termination, of any Canadian Pension Plan with a “defined benefit provision” (as that term is defined in the ITA), if such full or partial termination is estimated to give rise to a wind up deficit in excess of $10,000,000 (or its equivalent in the relevant currency) in the aggregate.

Section 11.         Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)          any Obligor defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)          any Obligor defaults in the payment of any interest on any Note or any LIBOR Breakage Amount for more than five Business Days after the same becomes due and payable; or

(c)          the Company defaults in (i) the payment of any amount payable pursuant to Section 23 for more than five Business Days after the same becomes due and payable, or (ii) the performance of or compliance with any term contained in Section 7.1(d) or Section 10 or any covenant in a Supplement which provides that it shall have the benefit of this paragraph (c); or

(d)          the Company defaults in the performance of or compliance with any term contained herein or in any Supplement (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)          any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement (including any Supplement) or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

Waste Connections, Inc.	Note Purchase Agreement

(f)          (i) the Company or any Subsidiary is in default (as principal or as guarantor) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of greater than $50,000,000 (or its equivalent in the relevant currency of payment) (“Threshold Indebtedness”) beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Threshold Indebtedness or of any mortgage, indenture or other agreement relating to such Threshold Indebtedness or any other condition exists, and as a consequence of such default or condition such Threshold Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Threshold Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than (A) the passage of time, (B) the right of the holder of Indebtedness to convert such Indebtedness into equity interests, (C) any event that would also give rise to an offer of prepayment or repayment of the Notes under this Agreement in connection with a Change in Control, (D) any Designated Prepayment Event or (E) a repayment right resulting from a “due-on-sale” provision in any mortgage), (x) the Company or any Subsidiary has become obligated to purchase or repay Threshold Indebtedness before its regular maturity or before its regularly scheduled dates of payment, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay Threshold Indebtedness; provided that, notwithstanding anything else to the contrary, the occurrence of any Change of Control under any other note purchase agreement or any Designated Prepayment Event shall not be an Event of Default under this clause (f); or

(g)          the Company, any Subsidiary Guarantor or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium, debtor relief laws or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company, any Subsidiary Guarantor or any Material Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, any Subsidiary Guarantor or any Material Subsidiary, or any such petition shall be filed against the Company, any Subsidiary Guarantor or any Material Subsidiary and such petition shall not be dismissed or stayed within 60 days; or

(h)          any event occurs with respect to the Company, any Subsidiary Guarantor or any Material Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g); or

Waste Connections, Inc.	Note Purchase Agreement

(i)          a final judgment or judgments or orders for the payment of money aggregating in excess of $35,000,000 (or its equivalent in the relevant currency of payment) (excluding judgments in which an insurer has acknowledged in writing that it is liable for such judgment), including any such final order enforcing a binding arbitration decision, are rendered against one or more of the Company and any Subsidiary and which judgments are not, within 60 days after entry thereof, satisfied, bonded, discharged or stayed pending appeal, or are not discharged, stayed or satisfied within 60 days after the expiration of such stay after taking into account any undisputed insurance coverage; or

(j)          any Subsidiary Guarantor defaults in the performance of or compliance with any term contained in any Subsidiary Guaranty and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(j); or

(k)          any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in any Subsidiary Guaranty or any writing furnished in connection with such Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or

(l)          any Subsidiary Guaranty shall cease to be in full force and effect (except if released in accordance with and pursuant to this Agreement), any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of any Subsidiary Guaranty, or the obligations of any Subsidiary Guarantor under any Subsidiary Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such Subsidiary Guaranty; or

(m)          the Company at any time legally or beneficially owns less than 100% of the Equity Interests of each Subsidiary Guarantor (directly or indirectly); or

Waste Connections, Inc.	Note Purchase Agreement

(n)          if (i) any Plan (other than a Multiemployer Plan) shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan (other than a Multiemployer Plan) shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan (other than a Multiemployer Plan) or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan (other than a Multiemployer Plan) may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans (other than Multiemployer Plans), determined in accordance with Title IV of ERISA, shall exceed $35,000,000, or the Company or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $5,000,000, (iv) the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, (v) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (vi) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or is a participant in a Multiemployer Plan at the time of a termination thereof, (vii) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder, (viii) the Company or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, in either case giving rise to a liability in excess of $10,000,000 (or its equivalent in the relevant currency), or (ix) the Company or any Subsidiary becomes subject to the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (i) through (ix) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect. As used in this Section 11(n), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 12.         Remedies on Default, Etc.

Section 12.1.          Acceleration. (a) If an Event of Default with respect to any Obligor described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)          If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to any Obligor, declare all the Notes then outstanding to be immediately due and payable.

(c)          If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Waste Connections, Inc.	Note Purchase Agreement

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount and LIBOR Breakage Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. Each Obligor acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by any Obligor (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Obligors in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2.          Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3.          Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders by written notice to any Obligor, may rescind and annul any such declaration and its consequences if (a) the Obligors have paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, and LIBOR Breakage Amount, if any, on any Notes, that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and LIBOR Breakage Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) none of the Obligors nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4.          No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Obligors under Section 15, the Obligors will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

Waste Connections, Inc.	Note Purchase Agreement

Section 13.         Registration; Exchange; Substitution of Notes.

Section 13.1.          Registration of Notes. The Company shall keep at its principal executive office a register (or a copy thereof if such register is maintained by an agent of the Company) for the registration and registration of transfers of Notes (including pursuant to Section 21). The name and address (including e-mail address, if applicable) of each holder of one or more Notes, the principal amount and stated interest owing to each holder of the Notes, each transfer thereof and the name and address (including e-mail address, if applicable) of, and the principal amount and stated interest of the Notes owing to, each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall (or shall cause its agent to) give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes. No service charge will be imposed on any holder of a Note for any exchange or registration of transfer, but the Company may require payment by the relevant holder of sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such registration of transfer or exchange to a Person other than the Company or its Affiliates.

Section 13.2.          Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(a)(iv)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof) within ten Business Days thereafter the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same series (and of the same tranche if such series has multiple tranches) as requested by the holder thereof in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1 hereto or Exhibit 1 of the appropriate Supplement, as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.1, Section 6.2 and Section 23(k), and the Company shall not be obligated to register any Note in the name of any transferee who cannot make the representations set forth in Section 6.1, Section 6.2 and Section 23(k) or with respect to any transfer that would result in a “prohibited transaction” within the meaning of Section 406 of ERISA.

Waste Connections, Inc.	Note Purchase Agreement

Section 13.3.          Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(a)(iv)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)          in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)          in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series (and of the same tranche if such series has multiple tranches), dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14.         Payments on Notes.

Section 14.1.          Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount or LIBOR Breakage Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2.          Home Office Payment. So long as any Purchaser or Additional Purchaser or such Purchaser’s nominee or such Additional Purchaser’s nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount or LIBOR Breakage Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A hereto, or, in the case of any Additional Purchaser’s Schedule A attached to any Supplement pursuant to which such Additional Purchaser is a party, or by such other method or at such other address as such Purchaser or Additional Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser or Additional Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or Additional Purchaser or such Person’s nominee, such Person will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes of the same series (and of the same tranche if such series has multiple tranches) pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Waste Connections, Inc.	Note Purchase Agreement

Section 15.         Expenses, Etc.

Section 15.1.          Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees of one special counsel for the Purchasers and any Additional Purchasers, as a group, and, if reasonably required by the Required Holders, local or other counsel) incurred by each Purchaser and each Additional Purchaser and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement (including any Supplement), any Subsidiary Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement (including any Supplement), any Subsidiary Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement (including any Supplement), any Subsidiary Guaranty or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby (including any Supplement) and by the Notes and any Subsidiary Guaranty and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed $4,000 for each series or tranche of Notes. The Company will pay, and will save each Purchaser, each Additional Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or an Additional Purchaser or other holder in connection with its purchase of the Notes). If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI). For the avoidance of doubt, costs and expenses shall include any Registration Duty. This Section 15.1 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages or similar charges arising from any non-Tax claim.

Waste Connections, Inc.	Note Purchase Agreement

Section 15.2.          Certain Taxes. The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement (including any Supplement) or any Subsidiary Guaranty or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or Canada or any other jurisdiction of organization of the Company or any Subsidiary Guarantor or any other jurisdiction where the Company or any Subsidiary Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement (including any Supplement) or any Subsidiary Guaranty or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, except in each case for any such taxes or fees arising out of a transfer or assignment of the Notes (or any other interest with respect thereto) by or on behalf of any Purchaser, and will save each Purchaser and each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.

Section 15.3.          Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Supplement, any Subsidiary Guaranty or the Notes, and the termination of this Agreement or any Supplement.

Section 16.         Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein or in any Supplement shall survive the execution and delivery of this Agreement, such Supplement and the Notes, the purchase or transfer by any Purchaser or any Additional Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any Additional Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or any Supplement shall be deemed representations and warranties of the Company under this Agreement, provided, that the representations and warranties contained in any Supplement shall only be made for the benefit of the Additional Purchasers which are party to such Supplement and the holders of the Notes issued pursuant to such Supplement, including subsequent holders of any Note issued pursuant to such Supplement, and shall not require the consent of the holders of existing Notes. Subject to the preceding sentence, this Agreement (including every Supplement), the Notes and any Subsidiary Guaranty embody the entire agreement and understanding between the Purchasers and the Additional Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17.         Amendment and Waiver.

Section 17.1.          Requirements. (a) This Agreement (including any Supplement) and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Obligors and the Required Holders, except that (i) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof or the corresponding provision of any Supplement, or any defined term (as it is used in any such Section or such corresponding provision of any Supplement), will be effective as to any holder of Notes unless consented to by such holder of Notes in writing, and (ii) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (A) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (B) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (C) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2), 11(a), 11(b), 12, 17 or 20 (or any corresponding provision in a Supplement). In addition, except as expressly provided in Section 9.8(a) in which no consent of the holders of Notes shall be required, the definition of “Excluded Subsidiaries” may be amended with the written consent of the Obligors and the Required Holders, provided that, during the existence of a Default or Event of Default, no Obligor may be removed from its obligations under this Agreement and the Notes and become an Excluded Subsidiary without the written consent of the Obligors and each holder of Notes.

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(b)          Supplements. Notwithstanding anything to the contrary contained herein, the Obligors may enter into any Supplement providing for the issuance of one or more series of Additional Notes consistent with Sections 1.2 and 4.12 hereof without obtaining the consent of any holder of any other series of Notes.

(c)          Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.2.          Solicitation of Holders of Notes.

(a)          Solicitation. The Obligors will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, any Supplement or of the Notes. The Obligors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)          Payment. None of the Obligors will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or any Supplement unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

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Section 17.3.          Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Obligors without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between any Obligor and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 17.4.          Notes Held by Obligors, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Obligor or any of its Affiliates shall be deemed not to be outstanding.

Section 18.         Notices; English Language.

(a)          Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (x) by telecopy or other electronic transmission, (y) by registered or certified mail with return receipt requested (postage prepaid) or (z) by an internationally recognized commercial delivery service (with charges prepaid). Any such notice must be sent:

(i)          if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii)         if to an Additional Purchaser or its nominee, to such Additional Purchaser or its nominee at the address specified for such communications in Schedule A to any Supplement, or at such other address as such Additional Purchaser or its nominee shall have specified to the Company in writing;

(iii)        if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing; or

(iv)        if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer and the General Counsel, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

(b)          Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Agreement shall be in English or accompanied by an English translation thereof.

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(c)          This Agreement and the Notes have been prepared and signed in English and the parties hereto agree that the English version hereof and thereof (to the maximum extent permitted by applicable law) shall be the only version valid for the purpose of the interpretation and construction hereof and thereof notwithstanding the preparation of any translation into another language hereof or thereof, whether official or otherwise or whether prepared in relation to any proceedings which may be brought in Canada or any other jurisdiction in respect hereof or thereof.

Section 19.         Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing or by any Additional Purchaser (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser or any Additional Purchaser, may be reproduced by such Purchaser or such Additional Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser or such Additional Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser or such Additional Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

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Section 20.         Confidential Information.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser or any Additional Purchaser by or on behalf of any Obligor or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser or such Additional Purchaser as being confidential information of the Obligors or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser or such Additional Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or such Additional Purchaser or any person acting on such Purchaser’s or such Additional Purchaser’s behalf, (c) otherwise becomes known to such Purchaser or such Additional Purchaser other than through disclosure by any Obligor or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser or such Additional Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser and each Additional Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser or such Additional Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser or such Additional Purchaser, provided that such Purchaser or such Additional Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of any Obligor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser or such Additional Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s or such Additional Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser or such Additional Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser or such Additional Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser or such Additional Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s or such Additional Purchaser Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by any Obligor in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Obligors embodying the provisions of this Section 20.

Section 21.         Substitution of Purchaser.

Each Purchaser and each Additional Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Obligors, which notice shall be signed by both such Purchaser or such Additional Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser or such Additional Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser or such original Additional Purchaser. In the event that such Affiliate is so substituted as a Purchaser or an Additional Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser or such original Additional Purchaser all of the Notes then held by such Affiliate, upon receipt by any Obligor of notice of such transfer, any reference to such Affiliate as a “Purchaser” or an “Additional Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser or such original Additional Purchaser, and such original Purchaser or such original Additional Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

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Section 22.         Prepayment for Tax Reasons; Noteholder Sanctions Event.

Section 22.1.          Prepayment for Tax Reasons. (a) If at any time as a result of a Change in Tax Law (as defined below) the Company is or becomes obligated to make any Additional Payments (as defined below) in respect of any payment on account of any of the Notes, the Company may give the holders of all affected Notes irrevocable written notice (each, a “Tax Prepayment Notice”) of the prepayment of such affected Notes on a specified prepayment date (which shall be a Business Day not less than 30 days nor more than 60 days after the date of such notice) and the circumstances giving rise to the obligation of the Company to make any Additional Payments and the amount thereof and stating that all of the affected Notes shall be prepaid on the date of such prepayment at 100% of the principal amount so prepaid together with interest accrued thereon to the date of such prepayment but without payment of any Make-Whole Amount, except in the case of an affected Note if the holder of such Note shall, by written notice given to the Company no more than 20 days after receipt of the Tax Prepayment Notice, reject such prepayment of such Note (each, a “Rejection Notice”). The form of Rejection Notice shall also accompany the Tax Prepayment Notice and shall state with respect to each Note covered thereby that execution and delivery thereof by the holder of such Note shall operate as a permanent waiver of such holder’s right to receive the Additional Payments arising as a result of the circumstances described in the Tax Prepayment Notice in respect of all future payments on such Note (but not of such holder’s right to receive any Additional Payments that arise out of circumstances not described in the Tax Prepayment Notice or which exceed the amount of the Additional Payment described in the Tax Prepayment Notice), which waiver shall be binding upon all subsequent transferees of such Note. The Tax Prepayment Notice having been given as aforesaid to each holder of the affected Notes, the principal amount of such Notes together with interest accrued thereon to the date of such prepayment shall become due and payable on such prepayment date, except in the case of Notes the holders of which shall timely give a Rejection Notice as aforesaid.

(b)          No prepayment of the Notes pursuant to this Section 22.1 shall affect the obligation of the Company to pay Additional Payments in respect of any payment made on or prior to the date of such prepayment. For purposes of this Section 22.1, any holder of more than one affected Note may act separately with respect to each affected Note so held (with the effect that a holder of more than one affected Note may accept such offer with respect to one or more affected Notes so held and reject such offer with respect to one or more other affected Notes so held).

(c)          The Company may not offer to prepay or prepay Notes pursuant to this Section 22.1 (i) if a Default or Event of Default then exists, (ii) until the Company shall have taken commercially reasonable steps to mitigate the requirement to make the related Additional Payments or (iii) if the obligation to make such Additional Payments directly results or resulted from actions taken by the Company or any Subsidiary (other than actions required to be taken under applicable law), and any Tax Prepayment Notice given pursuant to this Section 22.1 shall certify to the foregoing and describe such mitigation steps, if any.

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(d)          For purposes of this Section 22.1: “Additional Payments” means additional amounts (including any related indemnity) required to be paid to a holder of any Note pursuant to Section 23 by reason of a Change in Tax Law; and a “Change in Tax Law” means (individually or collectively with one or more prior changes) (i) an amendment to, or change in, any law, treaty, protocol, rule or regulation of Canada or any other Taxing Jurisdiction after the date of the Assumption Agreement, or an amendment to, or change in, an official interpretation or application of such law, treaty, protocol, rule or regulation after the date of the Assumption Agreement which amendment or change is in force and continuing and meets the opinion and certification requirements described below or (ii) in the case of any other jurisdiction that becomes a Taxing Jurisdiction after the date of the Assumption Agreement an amendment to, or change in, any law, treaty, protocol, rule or regulation of such jurisdiction, or an amendment to, or change in, an official interpretation or application of such law, treaty, protocol, rule or regulation, in any case after such jurisdiction shall have become a Taxing Jurisdiction, which amendment or change is in force and continuing and meets such opinion and certification requirements. No such amendment or change shall constitute a Change in Tax Law unless the same would in the opinion of the Company (which shall be evidenced by an Officer’s Certificate of the Company, which shall be delivered to all holders of the Notes prior to or concurrently with the Tax Prepayment Notice in respect of such Change in Tax Law) affect the deduction or require the withholding of any Tax imposed by such Taxing Jurisdiction on any payment payable on the Notes.

Section 22.2.          Prepayment in Connection with a Noteholder Sanctions Event.

(a)          Upon the Company’s receipt of notice from any Affected Noteholder that a Noteholder Sanctions Event has occurred (which notice shall refer specifically to this Section 22.2(a) and describe in reasonable detail such Noteholder Sanctions Event), the Company shall promptly, and in any event within 10 Business Days, make an offer (the “Sanctions Prepayment Offer”) to prepay the entire unpaid principal amount of Notes held by such Affected Noteholder (the “Affected Notes”), together with interest thereon to the prepayment date selected by the Company with respect to each Affected Note but without payment of any Make-Whole Amount with respect thereto, which prepayment shall be on a Business Day not less than 30 days and not more than 60 days after the date of the Sanctions Prepayment Offer (the “Sanctions Prepayment Date”). Such Sanctions Prepayment Offer shall provide that such Affected Noteholder notify the Company in writing by a stated date (the “Sanctions Prepayment Response Date”), which date is not later than 10 Business Days prior to the stated Sanctions Prepayment Date, of its acceptance or rejection of such prepayment offer. If such Affected Noteholder does not notify the Company as provided above, then the holder shall be deemed to have accepted such offer.

(b)          Subject to the provisions of subparagraphs (c) and (d) of this Section 8.4, the Company shall prepay on the Sanctions Prepayment Date the entire unpaid principal amount of the Affected Notes held by such Affected Noteholder who has accepted (or has been deemed to have accepted) such prepayment offer (in accordance with subparagraph (a)), together with interest thereon to the Sanctions Prepayment Date with respect to each such Affected Note, but without payment of any Make-Whole Amount with respect thereto.

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(c)          If a Noteholder Sanctions Event has occurred but the Company and/or its Controlled Entities have taken such action(s) in relation to their activities so as to remedy such Noteholder Sanctions Event (with the effect that a Noteholder Sanctions Event no longer exists, as reasonably determined by such Affected Noteholder) prior to the Sanctions Prepayment Date, then the Company shall no longer be obliged or permitted to prepay such Affected Notes in relation to such Noteholder Sanctions Event. If the Company and/or its Controlled Entities shall undertake any actions to remedy any such Noteholder Sanctions Event, the Company shall keep the holders reasonably and timely informed of such actions and the results thereof.

(d)          If any Affected Noteholder that has given written notice to the Company of its acceptance of (or has been deemed to have accepted) the Company’s prepayment offer in accordance with subparagraph (a) also gives notice to the Company prior to the relevant Sanctions Prepayment Date that it has determined (in its sole discretion) that it requires clearance from any Governmental Authority in order to receive a prepayment pursuant to this Section 8.4, the principal amount of each Note held by such Affected Noteholder, together with interest accrued thereon to the date of prepayment, shall become due and payable on the later to occur of (but in no event later than the Maturity Date of the relevant Note) (i) such Sanctions Prepayment Date and (ii) the date that is 10 Business Days after such Affected Noteholder gives notice to the Company that it is entitled to receive a prepayment pursuant to this Section 8.4 (which may include payment to an escrow account designated by such Affected Noteholder to be held in escrow for the benefit of such Affected Noteholder until such Affected Noteholder obtains such clearance from such Governmental Authority), and in any event, any such delay in accordance with the foregoing clause (ii) shall not be deemed to give rise to any Default or Event of Default.

(e)          Promptly, and in any event within 5 Business Days, after the Company’s receipt of notice from any Affected Noteholder that a Noteholder Sanctions Event shall have occurred with respect to such Affected Noteholder, the Company shall forward a copy of such notice to each other holder of Notes.

(f)          The Company shall promptly, and in any event within 10 Business Days, give written notice to the holders after the Company or any Controlled Entity having been notified that (i) its name appears or may in the future appear on a State Sanctions List or (ii) it is in violation of, or is subject to the imposition of sanctions under, any U.S. Economic Sanctions Laws, in each case which notice shall describe the facts and circumstances thereof and set forth the action, if any, that the Company or a Controlled Entity proposes to take with respect thereto.

(g)          The foregoing provisions of this Section 22.2 shall be in addition to any rights or remedies available to any holder of Notes that may arise under this Agreement as a result of the occurrence of a Noteholder Sanctions Event; provided, that, if the Notes shall have been declared due and payable pursuant to Section 12.1 as a result of the events, conditions or actions of the Company or its Controlled Entities that gave rise to a Noteholder Sanctions Event, the remedies set forth in Section 12 shall control.

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Section 23.         Tax Indemnification; FATCA Information.

(a)          All payments whatsoever under this Agreement and the Notes will be made by the Company in lawful currency of the United States of America free and clear of, and without liability for withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of any jurisdiction (other than the United States or any political subdivision thereof) in which (i) the Company is then incorporated or resident for tax purposes or any jurisdiction from or (ii) through which payment is made by or on behalf of the Company (or, in the case of clauses (i) and (ii), any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by law.

(b)          If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by the Company under this Agreement or the Notes, the Company will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each holder of a Note such additional amounts, as additional interest on the Notes as may be necessary in order that the net amounts paid to such holder pursuant to the terms of this Agreement or the Notes after such deduction, withholding or payment (including any required deduction or withholding of Tax of a Taxing Jurisdiction on or with respect to such additional amount), shall be not less than the amounts then due and payable to such holder under the terms of this Agreement or the Notes before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

(i)          any Tax that would not have been imposed but for the existence of any present or former connection between such holder or beneficial owner (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation or any Person other than the holder or beneficial owner to whom the Notes or any amount payable thereon is attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof or the exercise of remedies in respect thereof, including such holder or beneficial owner (or such other Person described in the above parenthetical) being or having been a citizen or resident or national thereof, having been organized under the laws thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein;

(ii)         any Tax that would not have been imposed but for the delay or failure by such holder or beneficial owner (following a written request by, or by an agent of, the Company) in the accurate filing with the Company or the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such holder or beneficial owner to avoid or reduce such Taxes (including for such purpose any refilings or renewals of filings that may from time to time be required by the relevant Taxing Jurisdiction), provided that the filing of such Forms would not (in such holder’s reasonable judgment) result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such holder, and provided further that such holder shall be deemed to have satisfied the requirements of this clause (b)(ii) upon the good faith completion and submission of such Forms (including refilings or renewals of filings) as may be specified in a written request of, or an agent of, the Company no later than 30 days after receipt by such holder of such written request (accompanied by copies of such Forms and related instructions, if any, all in the English language or with an English translation thereof);

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(iii)        any Tax imposed under FATCA;

(iv)        any Tax which is payable otherwise than by deduction or withholding from payments made under or with respect to the Notes;

(v)         any Taxes that are imposed or withheld as a result of the presentation of the Notes for payment more than 30 days after the relevant payment is first made available for payment to the holder or beneficial owners (except to the extent the holder would have been entitled to additional amounts had the note been presented on the last day of such 30 day period);

(vi)        any Tax that would not have been imposed if the holder dealt, at the applicable time, at “arm’s length” with the Company, and is not a “specified shareholder” of the Company or a person who does not deal at arm's length, with such a specified shareholder, all within the meaning of the ITA; or

(vii)       any combination of clauses (i) and (vi) above;

provided further that in no event shall the Company be obligated to pay such additional amounts to any holder (i) not resident in the United States of America in excess of the amounts that the Company would be obligated to pay if such holder had been a resident of the United States of America for purposes of, and eligible for the benefits of, any double taxation treaty from time to time in effect between Canada and the United States of America or (ii) registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and the Company shall have given timely notice of such law or interpretation to such holder.

(c)          By acceptance of any Note, the holder of such Note agrees, subject to the limitations of clause (b)(ii) above, that it will from time to time with reasonable promptness (x) duly and accurately complete and deliver to or as reasonably directed by, or by an agent of, the Company all such forms, certificates, documents and returns provided to such holder by the Company (collectively, together with instructions for completing the same, “Forms”) required to be filed by or on behalf of such holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between the jurisdiction of the holder and such Taxing Jurisdiction and (y) provide the Company and, if applicable, its agent with such information with respect to such holder as the Company may reasonably request in order to complete any such Forms or comply with any backup withholding and information withholding requirements, provided that nothing in this Section 23 shall require any holder to provide information with respect to any such Form or otherwise if in the opinion of such holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such holder, and provided further that each such holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such holder to the Company and, if applicable, its agent or mailed to the appropriate taxing authority, whichever is applicable, within 60 days following a written request of the Company (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date.

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(d)          On or before the date of the Assumption Agreement, the Company will furnish each Purchaser with copies of the appropriate Form (and English translation if required as aforesaid) currently required to be filed in Canada pursuant to Section 23(b)(ii), if any, and in connection with the transfer of any Note the Company will furnish the transferee of such Note with copies of any Form and English translation then required.

(e)          If any payment is made by the Company to or for the account of the holder of any Note after deduction for or on account of any Taxes, and increased payments are made by the Company pursuant to this Section 23, then, if such holder at its sole discretion determines that it has received or been granted a refund, relief, remission or repayment of such Taxes, such holder shall, without unreasonable delay, reimburse to the Company such amount as such holder shall, in its sole discretion, determine to be attributable to the relevant Taxes or deduction or withholding. Nothing herein contained shall interfere with the right of the holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder of any Note shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in Section 23(b)(ii)) oblige any holder of any Note to disclose any information relating to its tax affairs or any computations in respect thereof.

(f)          The Company will furnish the holders of Notes, promptly and in any event within 60 days after the date of any payment by the Company of any Tax in respect of any amounts paid under this Agreement or the Notes, the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of the Company, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note.

(g)          If the Company is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Tax in respect of which the Company would be required to pay any additional amount under this Section 23, but for any reason does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against the holder of any Note, and such holder pays such liability, then the Company will promptly reimburse such holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by the Company) upon demand by such holder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

Waste Connections, Inc.	Note Purchase Agreement

(h)          If the Company makes payment to or for the account of any holder of a Note, including for the avoidance of doubt, pursuant to Section 23(g) and such holder is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such holder shall, as soon as practicable after receiving written request from the Company (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by the Company, subject, however, to the same limitations with respect to Forms as are set forth above.

(i)          The obligations of the Company under this Section 23 shall survive the payment or transfer of any Note and the provisions of this Section 23 shall also apply to successive transferees of the Notes.

(j)          (i) Each holder that is not a United States person as defined in Section 7701(a)(30) of the Code hereby agrees to deliver to the Company, on or before the later of the date of the Assumption Agreement and the date it becomes a holder under this Agreement and thereafter upon reasonable request of the Company, either a completed and signed IRS Form W-8BEN, W-8BEN-E or W-8ECI (or other applicable IRS Form W-8 or other successor form, together with applicable attachments), as may be applicable to it, as required in order to claim the applicable U.S. withholding exemption.

(ii)         Each holder that is a United States person as defined in Section 7701(a)(30) of the Code, agrees to deliver to the Company, on or before the later of the date of the Assumption Agreement and the date it becomes a holder under this Agreement and thereafter upon reasonable request of the Company, a completed and signed IRS Form W-9 (or other successor form) certifying that such holder is completely exempt from U.S. federal backup withholding tax.

(iii)        Each holder agrees to deliver, on or before the later of the date of the Assumption Agreement and the date it becomes a holder under this Agreement and thereafter upon reasonable request of the Company, the applicable tax form or documentation as required in order to claim an exemption from any taxes imposed under FATCA (including, solely for this purpose, any amendments after the date hereof).

(iv)        If the holder is not the beneficial owner of the Notes, the representations in Section 23(k) and the covenants set forth in clauses (i) through (iii) above shall apply with respect to the beneficial owners. The holders shall collect the tax documentation described above in clauses (i) through (iii) from the beneficial owners and, if the holder is not a United States person as defined in Section 7701(a)(30), forward the beneficial owner tax documentation to the Company along with a completed and signed IRS Form W-8IMY (or other successor form) and, if the holder is a United States person as defined in Section 7701(a)(30), submit a completed and signed IRS Form W-9 for such holder.

Waste Connections, Inc.	Note Purchase Agreement

(v)         Notwithstanding anything to the contrary, (i) neither the Company nor any Subsidiary shall be required to pay any additional amounts or any indemnity or other payment under this Section 23 or otherwise to or for the account of any holders or beneficial owners for any Taxes resulting from a holder’s or beneficial owner’s breach of Section 23(k) or this Section 23(j), (ii) holders and beneficial owners hereby severally agree to indemnify the Company (to the extent permitted by applicable law) for any such Taxes imposed on or collected from the Company or any of its Subsidiaries (including any such Taxes imposed or collected with respect to any intercompany loan or other financing with or among Subsidiaries of the Company) resulting from such breach, and (iii) the Company shall be entitled to treat the Notes as issued directly by a Subsidiary that is a United States person for U.S. federal income tax purposes and make any deduction or withholding of U.S. federal income tax accordingly and on the basis of the information and documentation to be delivered pursuant to this Section 23(j).

(vi)        For the avoidance of doubt, (i) the references to “Purchaser” in Section 23(k) and references to “holder” in this Section 23(j) shall be read interchangeably and (ii) the terms “holder” and “beneficial owner” in Section 23(k) or this Section 23(j) shall be in reference to both the holders (including, for the avoidance of doubt, any nominees) and beneficial owners of the Notes as of the date of the Assumption Agreement and any subsequent holders and beneficial owners, respectively.

(k)          (i) Each Purchaser and each holder that is not a United States person as defined in Section 7701(a)(30) of the Code hereby represents that, as of the date of the Assumption Agreement or, if later, the date such holder becomes a holder of a Note, (x) it qualifies for a complete exemption from U.S. federal withholding tax with respect to payments of interest pursuant to an applicable income tax treaty to which the United States is a party; (y) it could claim the portfolio interest exemption (with respect to payments of interest on the Notes if the Notes were treated as issued by a Subsidiary that is a United States person) and is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code; or (z) such Purchaser's interest from the Notes will be effectively connected with a trade or business in the United States, and, in each case, such Purchaser thereby qualifies for a complete exemption from any U.S. withholding taxes (other than taxes imposed under FATCA, which shall be addressed under Section 23(k)(ii) below).

(ii) Each Purchaser and each holder represents that, as of the date of the Assumption Agreement or, if later, the date such holder becomes a holder of a Note, in regard to payments of interest and principal on the Notes (if the Notes were treated as if they were issued by a Subsidiary that is a United States person), it (and any intermediary through which it will hold its Notes) qualifies for a complete exemption from any taxes imposed under FATCA.

Section 24.         Miscellaneous.

Section 24.1.          Successors and Assigns. All covenants and other agreements contained in this Agreement (including all covenants and other agreements contained in any Supplement) by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and permitted assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Waste Connections, Inc.	Note Purchase Agreement

Section 24.2.          Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.2 that notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 24.3.          Accounting Terms. (a) Generally. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including, without limitation, Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

(b)          Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, and either the Company or the Required Holders shall so request, the holders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Holders); provided, that until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the holders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

Waste Connections, Inc.	Note Purchase Agreement

(c)          Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Company and its Subsidiaries or to the determination of any amount for the Company and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to the Financial Accounting Standards Board Accounting Standards Codification Topic No. 810 as if such variable interest entity were a Subsidiary as defined herein.

Section 24.4.          Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 24.5.          Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 24.1, any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

For the avoidance of doubt, all Schedules, Exhibits and Supplements attached to this Agreement shall be deemed to be a part hereof.

Section 24.6.          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Waste Connections, Inc.	Note Purchase Agreement

Section 24.7.          Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 24.8.          Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)          The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 24.8(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c)          The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 24.8(a) by mailing a copy thereof by registered or certified mail, return receipt requested (or any substantially similar form of mail) postage prepaid, return receipt or delivery confirmation requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 18, to Waste Connections US, Inc., a Delaware corporation, as its agent for the purpose of accepting service of any process in the United States. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d)          Nothing in this Section 24.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)          The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

Waste Connections, Inc.	Note Purchase Agreement

Section 24.9.          Obligation to Make Payment in Dollars. Any payment on account of an amount that is payable hereunder or under the Notes in Dollars which is made to or for the account of any holder in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Company, shall constitute a discharge of the obligation of the Company under this Agreement or the Notes only to the extent of the amount of Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of Dollars that could be so purchased is less than the amount of Dollars originally due to such holder, the Company agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement and the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order. As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

Section 24.10.         Interest Act (Canada). (a) To the extent permitted under applicable law, any provision of the Interest Act (Canada) or the Judgment Interest Act (Alberta) which restricts any rate of interest set forth herein shall be inapplicable to this Agreement and is hereby waived by the Company.

(b)          The theory of deemed reinvestment shall not apply to the calculation of interest or payment of fees or other amounts hereunder, notwithstanding anything contained in this Agreement, acceptance or other evidence of indebtedness or in any other agreement relating to the Notes now or hereafter taken by any holder for the obligations of the Company under this Agreement, or any other instrument referred to herein, and all interest and fees payable by the Company to the holders, shall accrue from day to day, computed as described herein or in the Notes in accordance with the “nominal rate” method of interest calculation.

(c)          Where, in this Agreement or in the Notes, any rate of interest, fees or discount is to be calculated on the basis of a 365/366-day year, such rate is, for the purpose of the Interest Act (Canada), equivalent to the said rate (i) multiplied by the actual number of days in the one year period beginning on the first day of the period of calculation and (ii) divided by 365 or 366, as applicable. Where, in this Agreement, any rate of interest, fees or discount is to be calculated on the basis of a 360-day year, such rate is, for the purpose of the Interest Act (Canada), equivalent to the said rate (i) multiplied by the actual number of days in the one year period beginning on the first day of the period of calculation and (ii) divided by 360.

Waste Connections, Inc.	Note Purchase Agreement

Section 24.11.         Subordination of Intercompany Indebtedness. (a) The Company, for itself and on behalf of each of its Subsidiaries (each, a “Subordinating Note Party”), covenants and agrees, in their respective capacities as issuers or holders of any principal, interest (including interest which accrues after the commencement of any case or proceeding in bankruptcy or for the reorganization of any company), fees, charges, expenses, attorneys’ fees and any other sum chargeable to any Subordinating Note Party or due in respect of the aggregate unpaid amount of all advances, indebtedness, loans, payables and other extensions of credit and obligations made by a Subordinating Note Party to another Subordinating Note Party as holder (the “Intercompany Indebtedness”), that the payment of any Intercompany Indebtedness is subordinated in right of payment, to the extent and in the manner provided in this Section 24.11, to the payment in full of all obligations under this Agreement, any Subsidiary Guaranty and the Notes (collectively, the “Obligations”), and that the subordination is for the benefit of the holders of the Notes. Without limitation of the foregoing, so long as no Event of Default has occurred and is continuing, (1) as to any Permitted Intercompany Financings, any Subordinating Note Party may make and receive any (x) payments of principal and interest, including, without limitation, prepayments of principal, (y) applicable expense or indemnity payments payable in accordance with the terms thereof and (z) refinancings, replacements, renewals or extensions of such Permitted Intercompany Financings to the extent permitted by this Agreement and subordinate to the Obligations in accordance with this Section 24.11 and (2) as to Intercompany Indebtedness other than Permitted Intercompany Financings, any Subordinating Note Party may make and receive any (x) regularly scheduled payments of principal and interest as and when due, (y) applicable expense or indemnity payments payable in accordance with the terms thereof and (z) refinancings, replacements, renewals or extensions of such Intercompany Indebtedness to the extent permitted by this Agreement and subordinate to the Obligations in accordance with this Section 24.11; provided, that in the event that any Subordinating Note Party receives any payment of any such Intercompany Indebtedness at a time when such payment is prohibited by this Section, such payment shall be held by such Subordinating Note Party, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the holders of Notes (provided that, in the event that any other holder of senior Indebtedness permitted under this Agreement has the same right to receive such payments, the Company shall be permitted to pay such payment or distribution to the applicable agent and to the holders of such other senior Indebtedness on a pari passu basis, pro rata, based on outstanding principal amount (so long as such other senior Indebtedness contains a similar pari passu provision)).

(b)          Each of the Subordinating Note Parties, for itself and on behalf of its Subsidiaries, by its acceptance of any Intercompany Indebtedness, (i) authorizes the Required Holders to demand specific performance of the terms of this Section 24.11 at any time when any holder of Intercompany Indebtedness shall have failed to comply with any provisions of this Section 24.11 which are applicable to it and (ii) irrevocably waives to the extent permitted under applicable law any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

Waste Connections, Inc.	Note Purchase Agreement

(c)          Upon any distribution of assets of any Subordinating Note Party in any dissolution, winding up, liquidation or reorganization (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise): (i) the holders of the Notes shall first be entitled to receive payment in full in cash of the Obligations before any holder of Intercompany Indebtedness is entitled to receive any payment on account of such Intercompany Indebtedness; (ii) any payment or distribution of assets of any Subordinating Note Party of any kind or character, whether in cash, property or securities, to which any such holder of Intercompany Indebtedness would be entitled except for the provisions of this Section 24.11(c), shall be paid by the liquidating trustee or agent or other Person making such payment or distribution directly to the holders of the Notes, to the extent necessary to make payment in full of all Obligations remaining unpaid after giving effect to any concurrent payment or distribution or provisions therefor to the holders of the Notes; (iii) in the event that, notwithstanding the foregoing provisions of this Section 24.11(c), any payment or distribution of assets of any Subordinating Note Party of any kind or character, whether in cash, property or securities, shall be received by any such holder of Intercompany Indebtedness on account of Intercompany Indebtedness before the discharge of the Obligations, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Notes, for application to the payment of the Obligations, after giving effect to any concurrent payment or distribution or provision therefor to such holders of the Notes (provided that, in the event that any other holder of senior Indebtedness permitted under this Agreement has the same right to receive such payments, the Company shall be permitted to pay such payment or distribution to the applicable agent and holders of such other senior Indebtedness on a pari passu basis, pro rata, based on outstanding principal amount (so long as such other senior Indebtedness contains a similar pari passu provision)), and (iv) no right of the holders of the Notes to enforce the subordination provisions herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Subordinating Note Party. If, for any reason, any of the trusts expressed to be created in this Section 24.11(c)(iii) should fail or be unenforceable, the affected Subordinating Note Party will promptly pay or distribute any such payment or distribution of assets to the holders of the Notes for application to the payment of the Obligations in accordance with the terms of this Section.

(d)          Notwithstanding the foregoing, the foregoing subordination shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Company or any Subsidiary Guarantor is made and such payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the holders of the Notes in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any debtor relief law or otherwise, all as if such payment had not been made regardless of any prior revocation, rescission, termination or reduction. The obligations under this paragraph shall survive termination of this Agreement.

Section 24.12.         Interpretation. As to any definition purportedly to be effective only as to certain holders not party to the Sixth Amendment, if any, pursuant to Section 17.1(a)(i), the operative definitions shall be the ones attached hereto in the defined term section to the maximum extent permitted hereunder, or otherwise be the terms used immediately prior to the effectiveness of the Sixth Amendment solely as to such holders which are not party to such Sixth Amendment, if any, in respect of Sections 1, 2, 3, 4, 5, 6, and 21.

Section 24.13         Waiver of Offers. Notwithstanding anything else to the contrary herein, any rejection of an offer (or other waiver) by a holder of a Note under this Agreement may be made in advance of such offer being made if rejected in a writing signed by such holder.

Waste Connections, Inc.	Note Purchase Agreement

Section 24.14       Clarification of “Obligors”. For purposes of clarification, this Agreement was entered into originally by the Company and certain of its Subsidiaries as co-obligors (defined collectively as the “Obligors”), and each Note was issued by each such Obligor as co-obligors. Pursuant to Section 1.1 of the Sixth Amendment, each Obligor (other than the Parent) was released and discharged from this Agreement and the Notes upon the assumption of this Agreement by the Parent and, to the extent required to be a Subsidiary Guarantor under this Agreement following the effectiveness of the Assumption Agreement, the execution and delivery of the Subsidiary Guaranty by each such Obligor (other than the Parent), and such Subsidiary Obligor’s obligations under this Agreement and the Notes were reconstituted in the form of the Subsidiary Guaranty, in accordance with the terms thereof and the terms of this Agreement.

*    *    *    *    *

Waste Connections, Inc.	Note Purchase Agreement

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to any Obligor, whereupon this Agreement shall become a binding agreement between you and the Obligors.

Very truly yours,

[Signature Blocks]

Waste Connections, Inc.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

[Variation]

By
Name:
Title:

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“2016 NPA” means the Master Note Purchase Agreement among Waste Connections, Inc., an Ontario corporation, and the purchasers named therein, to be entered into on or around June 1, 2016, as amended, restated, joined, supplemented or otherwise modified from time to time.

“Additional Notes” is defined in Section 1.2.

“Additional Purchasers” means purchasers of Additional Notes.

“Adjusted LIBOR Rate” means for each Interest Period with respect to any Floating Rate Note a rate per annum equal to the rate set forth in the applicable Supplement pursuant to which such Floating Rate Notes is issued.

“Affected Noteholder” is defined within the definition of “Noteholder Sanctions Event.”

“Affiliate” means any Person that would be considered to be an affiliate of any other Person under Rule 144(a) promulgated by the SEC under the Securities Act, as in effect on the date hereof, if such other Person were issuing securities.

“Agreement” means this Master Note Purchase Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment, and as the same may be further amended, restated, assumed, supplemented or otherwise modified from time to time.

“Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

“Applicable Canadian Pension Legislation” means, at any time, any Canadian pension minimum standards legislation (be it Canadian federal, provincial, territorial or otherwise) then applicable to the Company and its Canadian Subsidiaries.

“Assumption Agreement” means the Assumption and Exchange Agreement pursuant to which Waste Connections, Inc., an Ontario corporation, assumes the obligations of Waste Connections, Inc., a Delaware corporation, under this Agreement and the Notes.

“Attributable Indebtedness” means, with respect to any Person, on any date, (a) in respect of any Capitalized Lease, the capitalized amount thereof that would appear on the balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount of the remaining lease payments thereunder that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such Synthetic Lease were accounted for as a capital lease.

Schedule B (to Note Purchase Agreement)

“Audited Financial Statements” means each of (i) the audited consolidated balance sheet of the Company and its then existing Subsidiaries for the fiscal year ended December 31, 2015, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its then existing Subsidiaries, including the notes thereto and (ii) the audited consolidated balance sheet of WCN and its Subsidiaries for the fiscal year ended December 31, 2015, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of WCN and its Subsidiaries, including the notes thereto.

“Bank Credit Agreement” means the Revolving Credit and Term Loan Agreement, dated as of June 1, 2016, by and among the Company and certain of its Subsidiaries, as guarantors, Bank of America, N.A., acting through its Canada branch, as the global agent, Bank of America, N.A., as the U.S. agent, and the other financial institutions party thereto, as amended, restated, joined, supplemented or otherwise modified from time to time, and any renewals, extensions or replacements thereof, which constitute the primary bank credit facility of the Company and its Subsidiaries.

“Blocked Person” means (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) an agent, department, or instrumentality of, or Person beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) a Person otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, CISADA or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”).

“Business Day” means (a) for the purposes of Section 8.6 only (and any other comparable Section set forth in a Supplement), any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Folsom, California are required or authorized to be closed.

“Canadian Benefit Plan” means an employee benefit plan, maintained or contributed to by the Company or any of its Canadian Subsidiaries, for the benefit of the employees, former employees, directors, and contractors of the Company or any of such Canadian Subsidiaries employed or engaged in Canada including all profit sharing, incentive compensation, savings, supplemental retirement, retiring allowance, severance, deferred compensation (including stock option, share award and equity-based plans), welfare, bonus, supplementary unemployment benefit plans or arrangements and all life, health, dental and disability plans and arrangements; provided, however that “Canadian Benefit Plan” shall not include the Canadian Pension Plan or the Quebec Pension Plan, or any plan required to be provided under federal, provincial or territorial health, workers’ compensation or employment insurance legislation.

B-2

“Canadian Pension Plan” means any plan that is a “registered pension plan” as defined in subsection 248(1) of the ITA administered by the Company or any Canadian Subsidiary and required to be registered under any Applicable Canadian Pension Legislation, and contributed to by (or to which there is an obligation to contribute by) the Company or any Canadian Subsidiary.

“Canadian Subsidiary” means any Subsidiary of the Company that is organized in Canada.

“Capitalized Lease” means all leases that have been or should be, in accordance with GAAP (and subject to Section 24.3), recorded as capitalized leases.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing but excluding any debt security that is convertible into or exchangeable in whole or in part for Capital Stock prior to such conversion.

“Change in Control” means if any Person or Persons acting in concert, together with Affiliates thereof, shall in the aggregate, directly or indirectly, control or own (beneficially or otherwise) more than 50% (by number of shares) of the issued and outstanding voting stock of the Company.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended and in effect from time to time.

“CISADA” means the Comprehensive Iran Sanctions, Accountability and Divestment Act.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means Waste Connections, Inc., a Delaware corporation or any permitted successor, including, after giving effect to the Assumption Agreement, Waste Connections, Inc., an Ontario corporation (f/k/a Progressive Waste Solutions Ltd.).

“Compliance Certificate” is defined in Section 7.2.

“Confidential Information” is defined in Section 20.

B-3

“Consolidated” or “consolidated” means, with reference to any term defined herein, shall mean that term as applied to the accounts of the Company and its Subsidiaries consolidated in accordance with GAAP.

“Consolidated Earnings Before Interest and Taxes” or “Consolidated EBIT” means, for any period, the Consolidated Net Income (or Deficit) of the Consolidated Group determined in accordance with GAAP, plus, without duplication, (a) interest expense, plus (b) income taxes, plus (c) non-cash stock compensation charges, to the extent that such charges were deducted in determining Consolidated Net Income (or Deficit), all as determined in accordance with GAAP, including, without limitation, charges for stock options and restricted stock grants, plus (d) one-time, non-recurring acquisition related transaction fees and expenses and, to the extent permitted under the Bank Credit Agreement, integration costs incurred within 12 months of any acquisition to the extent such costs are expensed, plus (e) non-controlling interest expense, plus (f) non-cash extraordinary non-recurring writedowns, writeoffs or impairments of, assets or deferred financing costs, including non-cash losses on the sale of assets outside the ordinary course of business, plus (g) any losses associated with the extinguishment of Indebtedness, plus (h) special charges relating to the termination of a Swap Contract, plus (i) any accrued settlement payments in respect of any Swap Contract owing by any members of the Consolidated Group, plus (j) one-time, non-recurring charges in connection with the modification of employment agreements with certain members of senior management to the extent included in the calculation of consolidated earnings before interest and taxes under the Bank Credit Agreement, plus (k) non-cash accounting charges resulting from the application of Accounting Standards Codification (“ASC”) Topic 815 for such period, minus (l) non-cash extraordinary gains on the sale of assets to the extent included in Consolidated Net Income (or Deficit), and minus (m) any accrued settlement payments in respect of any Swap Contact payable to any members of the Consolidated Group, minus (n) non-cash accounting gains resulting from the application of ASC Topic 815 for such period.

“Consolidated Earnings Before Interest, Taxes, Depreciation, and Amortization” or “Consolidated EBITDA” means, for any period (without duplication), (a) Consolidated EBIT plus the depreciation expense and amortization expense, to the extent that each was deducted in determining Consolidated Net Income (or Deficit), determined in accordance with GAAP, plus (b) the depreciation expense and amortization expense (without duplication) of any company whose Consolidated EBITDA was included under clause (c) hereof, plus (c) Consolidated EBITDA for the prior twelve (12) months of companies or business segments acquired by the Consolidated Group during the respective reporting period (without duplication) provided, that (i) the financial statements of such acquired companies or business segments have been audited for the period sought to be included by an independent accounting firm of recognized national standing or any other accounting firm permitted under the Bank Credit Agreement, or (ii) such inclusion is permitted under the Bank Credit Agreement, and provided further that such acquired Consolidated EBITDA may be further adjusted to add-back non-recurring private company expenses which are discontinued upon acquisition (such as owner’s compensation), to the extent such expenses are included in the calculation of “Consolidated EBITDA” under and as defined in the Bank Credit Agreement. Simultaneously with the delivery of the financial statements referred to in clauses (c)(i) and (c)(ii) above, a Senior Financial Officer of the Company shall deliver to the holders a Compliance Certificate and appropriate documentation (in form and substance substantially similar to that delivered by the Company under the Bank Credit Agreement) certifying the historical operating results, adjustments and balance sheet of the acquired company or business segment.

B-4

“Consolidated Group” means the Company and its consolidated Subsidiaries.

“Consolidated Net Income (or Deficit)” means the consolidated net income (or deficit) of the Consolidated Group after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP.

“Consolidated Net Worth” shall mean the consolidated stockholder’s equity of the Company and its Subsidiaries, as defined according to GAAP.

“Consolidated Total Funded Debt” means, with respect to the Consolidated Group, the sum, without duplication, of (a) the aggregate amount of Indebtedness of the Consolidated Group on a consolidated basis, relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes, bonds, debentures or similar debt instruments, (ii) Attributable Indebtedness in respect of any Capitalized Leases and Synthetic Leases, (iii) the non-contingent deferred purchase price of assets and companies (typically known as holdbacks) to the extent recognized as a liability in accordance with GAAP, but excluding short-term trade payables incurred in the ordinary course of business, and (iv) any unpaid reimbursement obligations with respect to letters of credit outstanding, but excluding any contingent obligations with respect to letters of credit outstanding; plus (b) Indebtedness of the type referred to in clause (a) of another Person who is not a member of the Consolidated Group guaranteed by one or more members of the Consolidated Group.

“Consolidated Total Interest Expense” means, for any period, the aggregate amount of interest required to be paid or accrued by the Consolidated Group during such period on all Indebtedness of the Consolidated Group outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments treated as interest under GAAP in respect of any Capitalized Lease or any Synthetic Lease and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money, but (a) excluding (i) any amortization and other non-cash charges or expenses incurred during such period to the extent included in determining consolidated interest expense, including without limitation, non-cash amortization of deferred debt origination and issuance costs and amortization of accumulated other comprehensive income, (ii) all amounts associated with the unwinding or termination of any Swap Contract, (iii) any accrued settlement payments in respect of any Swap Contract payable to any member of the Consolidated Group and (iv) to the extent included as an item of interest expense, any premium paid to prepay, repurchase or redeem any Indebtedness incurred pursuant to Section 10.1 hereof, and (b) including any accrued settlement payments in respect of any Swap Contract owing by any member of the Consolidated Group.

“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

B-5

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means (1) with respect to the Series 2008A Notes that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Series 2008A Notes and (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York, New York as its “base” or “prime” rate and (2) with respect to any other series of Notes, the Default Rate as defined in such series of Notes.

“Designated Prepayment Event” means the occurrence of a change in tax law or a sanctions event, the effect of which is to permit the holder of any Threshold Indebtedness to require the Company or any Subsidiary to prepay or repay such Indebtedness.

“Distribution” means the declaration or payment of any dividend or distribution on or in respect of any Equity Interest (other than dividends or other distributions payable solely in additional Equity Interests); the purchase, redemption, or other retirement of any shares of any class of Equity Interest, directly or indirectly through a Subsidiary or otherwise; the return of equity capital by any Person to its shareholders, partners or members as such.

“Dollars”, “U.S. Dollars” or “$” means lawful currency of the United States of America.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“Electronic Delivery” means filing information with the SEC such that such information is publicly available.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“Environmental Permit” means any permit, certificate, registration, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of any class of, or other ownership or profit interests in, such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

B-6

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Transaction” is defined in Section 10.4.1(a).

“Excluded Subsidiaries”: there are no Excluded Subsidiaries under this Agreement.

“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of the Assumption Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.

“Fifth Amendment” means Amendment No. 5 to Master Note Purchase Agreement, dated as of February 20, 2015, by and among the Company, and the Obligors and the holders of the Notes party thereto.

“First Amendment” means Amendment No. 1 to Master Note Purchase Agreement, dated as of July 21, 2009, by and among the Company, and the Obligors and the holders of the Notes party thereto.

“Floating Rate Note” means any Note issued under this Agreement with a floating interest rate and not a fixed interest rate.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

B-7

“Fourth Amendment” means the Amendment No. 4 to Master Note Purchase Agreement, dated as of August 9, 2013, among the Company, the Obligors and the Purchasers.

“Fourth Amendment Effective Date” means the date of execution of the Fourth Amendment.

“Fuel Derivative Obligations” means fuel price swaps, fuel price caps and fuel price collar and floor agreements, and similar agreements or arrangements designed to protect against or manage fluctuations in fuel prices.

“GAAP” means those generally accepted accounting principles in the United States as in effect and set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means

(a)          the government of

(i)          the United States of America or Canada or any state or other political subdivision of either, or

(ii)         any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)          any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)          to purchase such indebtedness or obligation or any property constituting security therefor;

(b)          to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

B-8

(c)          to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)          otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“Indebtedness” means as to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

(a)          every obligation of such Person for money borrowed,

(b)          every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

(c)          every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person,

(d)          the net present value (using the “Base Rate” (as such term is defined in the Bank Credit Agreement) as the discount rate) of every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding (A) trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith and (B) contingent purchase price obligations solely to the extent that the contingency upon which such obligation is conditioned has not yet occurred),

B-9

(e)          all Attributable Indebtedness of such Person in respect of Capitalized Leases,

(f)          all Attributable Indebtedness of such Person in respect of Synthetic Leases,

(g)          all sales by such Person of (A) accounts or general intangibles for money due or to become due, (B) chattel paper, instruments or documents creating or evidencing a right to payment of money or (C) other receivables (collectively, “Receivables”), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted Receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith, provided, however, that sales referred to in clauses (B) and (C) shall not constitute Indebtedness to the extent that such sales are non-recourse to such Person;

(h)          every obligation of such Person (an “equity related purchase obligation”) to purchase, redeem, retire or otherwise acquire for value any Equity Interest of any class issued by such Person, or any rights measured by the value of such Equity Interest,

(i)          every net obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices,

(j)          every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law, and

(k)          every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any obligation of a type described in any of clauses (a) through (j) (the “primary obligation”) of another Person (the “primary obligor”), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (A) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (B) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (C) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

B-10

The “amount” or “principal amount” of any Indebtedness at any time of determination represented by (x) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles, (y) any sale of Receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Company and the Subsidiary Guarantors) thereof, excluding amounts representative of yield or interest earned on such investment, and (z) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than $2,000,000 in aggregate principal amount of the Notes, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Intercompany Business Combination” is defined in Section 10.4.1(a).

“Intercompany Business Combination Provisions” is defined in Section 10.4.1(a).

“Interest Payment Date” means, with respect to any Floating Rate Note, the dates set forth in the applicable Supplement pursuant to which such Floating Rate Notes are issued.

“Interest Period” means, with respect to any Floating Rate Note, the period commencing on the issuance date of such Floating Rate Note and continuing up to, but not including, the first Interest Payment Date and, thereafter, the period commencing on the next succeeding Interest Payment Date and continuing up to, but not including, the next Interest Payment Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition (or assumption, as applicable) of capital stock or other Equity Interests, Indebtedness, assets constituting a business unit or all or a substantial part of the business of, another Person, (b) a loan, advance or capital contribution to, Guaranty or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be calculated based on the Dollar equivalent of the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment and without giving effect to any currency fluctuations.

B-11

“IRB Letters of Credit” means letters of credit issued under the Bank Credit Agreement in respect of IRBs.

“IRBs” means industrial revenue bonds or solid waste disposal bonds or similar tax-exempt bonds issued by or at the request of the Company or any of its Subsidiaries.

“ITA” means the Income Tax Act (Canada).

“knowledge” means, with respect to the Company, the actual knowledge of any Responsible Officer.

“L/C Supported IRBs” means IRBs enhanced by IRB Letters of Credit.

“Leverage Ratio” is defined in Section 10.13.

“LIBOR” shall mean, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a three (3) month period which appears on the Bloomberg Financial Markets Service Page BBAM-1 (or if such page is not available, the Reuters Screen LIBO Page) as of 11:00 a.m. (London, England time) on the date two Business Days before the commencement of such Interest Period. “Reuters Screen LIBO Page” means the display designated as the “LIBO” page on the Reuters Monitory Money Rates Service (or such other page as may replace the LIBO page on that service or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Banker’s Association Interest Settlement Rates for U.S. Dollar deposits).

“LIBOR Breakage Amount” shall mean any loss, cost or expense (other than lost profits) actually incurred by any holder of a Floating Rate Note as a result of any payment or prepayment of any Floating Rate Note on a day other than a regularly scheduled Interest Payment Date for such Floating Rate Note or at the scheduled maturity (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), and any loss or expense arising from the liquidation or reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained, provided that any such loss, cost or expense shall be limited to the time period from the date of such prepayment through the earlier of (i) the next Interest Payment Date, or (ii) the maturity date of the Notes. Each holder shall determine the LIBOR Breakage Amount with respect to the principal amount of its Floating Rate Notes then being paid or prepaid (or required to be paid or prepaid) by written notice to the Company that issued such Floating Rate Note setting forth such determination in reasonable detail not less than two Business Days prior to the date of prepayment in the case of any prepayment pursuant to Section 8.2(a) and not less than one Business Day in the case of any payment required by Section 12.1. Each such determination shall be presumptively correct absent manifest error.

B-12

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Make-Whole Amount” is defined in Section 8.6 for the Series 2008A Notes and, in connection with each other series of Notes, the make-whole, breakage or other amounts provided for in the Supplement in respect of such other series of Notes.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means, with respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), (a) a material adverse effect on the business, properties, condition (financial or otherwise), assets or operations of the Company and the Subsidiary Guarantors taken as a whole or (b) any impairment of the validity, binding effect or enforceability of this Agreement or the Notes against the Company or any Subsidiary Guaranty against any Subsidiary Guarantor or any impairment of the material rights, remedies or benefits available to any holder under this Agreement, the Notes or any Subsidiary Guaranty. In determining whether any individual event could reasonably be expected to result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then-existing events could reasonably be expected to result in a Material Adverse Effect.

“Material Credit Facility” means, as to the Company and its Subsidiaries,

(a)          the Bank Credit Agreement;

(b)          any private placement document, either now existing or existing in the future, pursuant to which the Company or any Subsidiary has issued senior notes; and

(c)          any other agreement(s) creating or evidencing indebtedness for borrowed money from third parties entered into on or after the date of this Agreement by the Company or any Subsidiary, or in respect of which the Company or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $500,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); provided that, in no event shall any intercompany financing arrangement between the Company and its Subsidiaries be considered a Material Credit Facility.

B-13

“Material Subsidiary” means, as of any date of determination, each direct or indirect Wholly-Owned Subsidiary of the Company that (a) has total assets equal to or greater than 5% of consolidated total assets of the Company and its Subsidiaries (calculated as of the end of the most recent fiscal period for which financial statements are available), or has revenues equal to or greater than 5% of the consolidated total revenues of the Company and its Subsidiaries (calculated for the most recent four-fiscal quarter period for which financial statements are available), (b) is a Subsidiary Guarantor, (c) guarantees any private placement notes or other senior notes of the Company or, if applicable, senior notes of its Subsidiaries or (d) is designated by the Company as a Material Subsidiary; provided that the Material Subsidiaries shall at all times represent not less than ninety (90%) of the consolidated total assets of the Company and its Subsidiaries and not less than ninety (90%) of the consolidated total revenues of the Company and its Subsidiaries. The Company shall from time to time promptly (and in any event within 30 days after the end of each fiscal quarter) designate one or more of its Subsidiaries as Material Subsidiaries to the extent necessary to cause such term to include Subsidiaries of the Company that, together with the Company and each other Material Subsidiary, have assets equal to not less than 90% of consolidated total assets of the Company and its Subsidiaries (calculated as of the end of the most recent fiscal quarter) and revenues of not less than 90% of the consolidated total revenues of the Company and its Subsidiaries (calculated for the most recent four-fiscal quarter period). For the avoidance of doubt, the 90% calculation in the immediately preceding sentence shall include the Company’s assets and revenues only to the extent they do not duplicate the assets and revenues of its Subsidiaries and, without limitation of the foregoing, the Company’s Equity Interests in its Subsidiaries shall not be included in valuing the assets of the Company. Schedule 9.10 contains a list of each Material Subsidiary as of the date of this Agreement.

“Memorandum” is defined in Section 5.3.

“Merger” means the merger transaction contemplated by the Merger Agreement.

“Merger Agreement” means, collectively, that certain Agreement and Plan of Merger, dated January 18, 2016, by and among Progressive Waste Solutions Ltd., Merger Sub, and WCN, as in effect on such date and as amended, restated, supplemented or otherwise modified from time to time, but on or prior to the Assumption Agreement.

“Merger Sub” means a wholly-owned Delaware subsidiary of the Company immediately prior to giving effect to the Merger Transactions.

“Merger Transactions” means the Merger and the other transactions relating thereto or contemplated by the Merger Agreement.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan covered by Title IV of ERISA (other than a Multiemployer Plan) which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

B-14

“Municipal Contracts” means governmental permits issued to the Company or any of its Subsidiaries by, and franchises and contracts entered into between the Company or any of its Subsidiaries and, any municipal or other governmental entity, as the same may be amended from time to time.

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Non-Obligor Subsidiary Indebtedness” means, as of the date of any determination thereof, the sum of all Indebtedness of Subsidiaries (including all guaranties of Indebtedness) that are not Subsidiary Guarantors under this Agreement and the Notes.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Noteholder Sanctions Event” means, with respect to any holder of a Note (an “Affected Noteholder”), such holder or any of its affiliates, respectively, being in violation of or subject to sanctions (a) under any U.S. Economic Sanctions Laws as a result of the Company or any Controlled Entity becoming an OFAC Blocked Person or, directly or indirectly, having any investment in or engaging in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any OFAC Blocked Person or (b) under any similar laws, regulations or orders adopted by any State within the United States as a result of the name of the Company or any Controlled Entity appearing on a State Sanctions List.

“Notes” is defined in Section 1.

“Obligations” is defined in Section 24.11.

“OFAC” is defined in the defined term “Blocked Person”.

“OFAC Blocked Person” means (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury.

“OFAC Listed Person” is defined in the defined term “Blocked Person”.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

B-15

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and including any certificate or articles of formation or organization of such entity.

“Parent” means Waste Connections, Inc., an Ontario corporation (f/k/a Progressive Waste Solutions Ltd.).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Pension Act” means the Pension Protection Act of 2006, as amended and in effect from time to time.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Section 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Obligor and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Debt Documents” means collectively, the Permitted Debt Indenture and the Permitted Debt Notes.

“Permitted Debt Indenture” means the Indenture dated as of March 20, 2006, between the Company and U.S. Bank National Association, as trustee, with respect to the Permitted Debt Notes, as such Permitted Debt Indenture may be amended, supplemented or otherwise modified or replaced from time to time.

“Permitted Debt Notes”  means the 3.75% Convertible Senior Notes due 2026 issued by the Company pursuant to the Permitted Debt Indenture in an aggregate principal amount not to exceed $200,000,000, as such Permitted Debt Notes may be amended, supplemented or otherwise modified or replaced from time to time.

“Permitted Intercompany Financings” means a series of loans or equity financings made from time to time by the Company in connection with any structuring of the Company or any Subsidiary Guarantor to certain of its direct or indirect Transaction Subsidiaries that are Subsidiary Guarantors including subsequent reloans or reinvestments of some or all of such funds to and among other Subsidiary Guarantors, all on terms permitted pursuant to the Bank Credit Agreement.

B-16

“Permitted Liens” see Section 10.2.

“Permitted Receivables Transactions” means any sale or sales of, and/or securitization of, or transfer of, any Receivables of the Company and the Subsidiary Guarantors pursuant to which (a) the Receivables SPV realizes aggregate net proceeds of not more than $100,000,000 (or its equivalent in the relevant currency) at any one time outstanding, including, without limitation, any revolving purchase(s) of Receivables where the maximum aggregate uncollected purchase price (exclusive of any deferred purchase price) for such Receivables at any time outstanding does not exceed $100,000,000 (or its equivalent in the relevant currency), (b) the Receivables shall be transferred or sold to the Receivables SPV at fair market value or at a market discount, and shall not exceed $125,000,000 (or its equivalent in the relevant currency) in the aggregate at any one time and (c) obligations arising therefrom shall be non-recourse to the Company and its Subsidiaries (other than the Receivables SPV).

“permitted successor” means, in the respect of the preamble definition of the “Company”, after the effectiveness of the Assumption Agreement, the Parent, and thereafter any other permitted successor.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Obligor or any ERISA Affiliate or any such Plan to which any Obligor or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Pro Forma Reference Period” means, as of the calculation date for any pro forma covenant calculation hereunder, the most recently completed Reference Period prior to such calculation date for which financial statements have been delivered pursuant to Section 7.1.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2.

“Purchaser” is defined in the first paragraph of this Agreement.

B-17

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Real Estate” means all real property at any time owned or leased (as lessee or sublessee) by the Company and its Subsidiaries.

“Receivables SPV” means any one or more direct or indirect wholly-owned Subsidiaries of the Company formed for the sole purpose of engaging in Permitted Receivables Transactions, and which engage in no business activities other than those related to Permitted Receivables Transactions.

“Reference Period” means as of any date of determination, the period of four (4) consecutive fiscal quarters of the Consolidated Group or the twelve (12) month period ending on such date, or if such date is not a fiscal quarter end date, the period of four (4) consecutive fiscal quarters or the twelve (12) month period most recently ended (in each case treated as a single accounting period).

“Registration Duty” means any registration duty or similar amount payable pursuant to any provision of law of Canada in connection with the use in a judicial proceeding of this Agreement, the Notes or any other agreement or document related hereto or thereto or the transactions contemplated herein or therein.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Release” has the meaning specified in CERCLA; provided that in the event CERCLA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment; and provided further, to the extent that the laws of a state wherein the property lies establishes a meaning for “Release” which is broader than specified in CERCLA, such broader meaning shall apply.

“Required Holders” means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Payment” means, in relation to the Company and the Subsidiary Guarantors, any (a) Distribution or (b) derivatives or other transactions with any financial institution, commodities or stock exchange or clearinghouse (a “Derivatives Counterparty”) obligating the Company or such Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any Equity Interest of the Company or such Subsidiary; provided, however, that no Restricted Payment shall be deemed to have occurred as a result of any (i) purchases, redemptions, defeasances, retirements, settlements and other acquisitions of Equity Interests deemed to occur upon the foreclosure on (or similar exercise of secured party remedies with respect to) such Equity Interests securing Indebtedness used to purchase such Equity Interests, (ii) purchases, redemptions, defeasances, retirements, settlements and other acquisitions of Equity Interests funded by the proceeds of “key man” life insurance policies with respect to the holder of such Equity Interests, (iii) purchases, redemptions, defeasances, retirements, settlements and other acquisitions of Equity Interests made in lieu of or to satisfy withholding taxes in connection with the exercise or exchange of options or warrants or (iv) cash payments in lieu of the issuance of fractional shares.

B-18

“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

“Second Amendment” means Amendment No. 2 to Master Note Purchase Agreement, dated as of November 24, 2010, by and among the Company, and the Obligors and the holders of the Notes party thereto.

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Securities Laws” means, collectively, the Securities Act of 1933, the Exchange Act, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the Securities and Exchange Commission or the Public Company Accounting Oversight Board, and all applicable securities laws of each of the provinces and territories of Canada, the respective rules and regulations under such laws, the applicable published instruments, notices and orders of the securities regulatory authorities in each of the provinces and territories of Canada, the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated under any of the foregoing, and, to the extent the Company has any securities listed thereon, all rules, by-laws and regulations of the Toronto Stock Exchange, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, vice president – finance, treasurer, any assistant treasurer or comptroller of the Company.

“series” means any series of Notes issued pursuant to this Agreement or any Supplement hereto.

“Series 2008A Notes” is defined in Section 1.1.

“Sixth Amendment” means Amendment No. 6 to Master Note Purchase Agreement, dated as of June 1, 2016, by and among the Company, and the Obligors and the holders of the Notes party thereto.

B-19

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Subsidiary Guarantor” mean each Subsidiary that has executed and delivered a Subsidiary Guaranty.

“Subsidiary Guaranty” is defined in Section 9.13.

“Supplement” is defined in Section 1.2 of this Agreement.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and, for the avoidance of doubt, the foregoing shall include fuel derivatives obligations (including obligations in respect of fuel price swaps, fuel price caps and fuel price collar and floor agreements, and similar agreements or arrangements designed to protect against or manage fluctuations in fuel prices) and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

B-20

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Lease” means, with respect to any Person, any (a) so-called synthetic, off-balance sheet or tax retention lease, or (b) agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tax” means any tax (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, assessment, levy, impost, fee, compulsory loan, charge or withholding imposed by a Governmental Authority.

“Taxing Jurisdiction” is defined in Section 23(a).

“Third Amendment” means Amendment No. 3 to Master Note Purchase Agreement, dated as of October 12, 2011, by and among the Company, and the Obligors and the holders of the Notes party thereto.

“Threshold Indebtedness” is defined in Section 11(f).

“Transaction Subsidiaries” means (i) each of the Subsidiaries listed on Part II of Schedule 1 of the Assumption Agreement and (ii) such other Subsidiaries formed or to be used in connection with any structuring of the Company and its Subsidiaries, in each case, as designated or undesignated by the Company from time to time.

“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions” is defined in the defined term “Blocked Person”.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which comprehensive economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“WCN” means Waste Connections US, Inc. (f/k/a Waste Connections, Inc.), a Delaware corporation.

B-21

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

B-22

[Form of Series 2008A Note]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER, SALE OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THIS NOTE HAS BECOME EFFECTIVE UNDER SUCH ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE HAS BECOME EFFECTIVE, OR AN EXEMPTION FROM SUCH REGISTRATIONS AND/OR QUALIFICATIONS IS AVAILABLE UNDER SUCH ACT AND SUCH LAWS. EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE REGISTERED IN ITS NAME (OR THE NAME OF ITS NOMINEE), WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS SET FORTH IN THE AGREEMENT PURSUANT TO WHICH THIS NOTE WAS ISSUED.

Waste Connections, Inc.
[and its Subsidiaries]

6.22% Series 2008A Senior Note Due October 1, 2015

No. RA- [_____]	[Date]
$[_______]	PPN[______________]

For Value Received, each of the undersigned, Waste Connections, Inc. (herein called the “Company”), a corporation organized and existing under the laws of [__________][, and its Subsidiaries signatory below, jointly and severally] hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on October 1, 2015, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 6.22% per annum from the date hereof, payable semiannually, on the 1st day of April and October in each year, commencing with April 1, 2009, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 8.22% or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A., from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

Exhibit 1(a) (to Note Purchase Agreement)

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Master Note Purchase Agreement, dated as of July 15, 2008 (as from time to time amended, modified or supplemented the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.1, Section 6.2 and Section 23(k) of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Waste Connections, Inc.

By
[Title]

1(a)-2

Waste Connections, Inc.

[and

its Subsidiaries]

[Number] Supplement to Master Note Purchase Agreement

Dated as of ______________________

Re:            $____________ _____% , Series _______ , Senior Notes

Due _____________________

Exhibit S (to Note Purchase Agreement)

Waste Connections, Inc.

Dated as of

____________________, 20__

To the Purchaser(s) named in

Schedule A hereto

Ladies and Gentlemen:

This [Number] Supplement to Master Note Purchase Agreement (the “Supplement”) is between each of Waste Connections, Inc., a Delaware corporation (the “Company”)2, [and its Subsidiaries party hereto (together with the Company, the “Obligors”)] and the institutional investors named on Schedule A attached hereto (the “Purchasers”).

Recitals

A.           The Obligors have entered into the Master Note Purchase Agreement dated as of July 15, 2008 with the purchasers listed in Schedule A thereto [and one or more supplements or amendments thereto] (as heretofore amended and supplemented, the “Note Purchase Agreement”); and

B.           The Obligors desire to issue and sell, and the Purchasers desire to purchase, an additional series of Notes (as defined in the Note Purchase Agreement) pursuant to the Note Purchase Agreement and in accordance with the terms set forth below;

Now, Therefore, each Obligor and the Purchasers agree as follows:

1.          Authorization of the New Series of Notes. The Obligors has authorized the issue and sale of $__________ aggregate principal amount of their _____%, Series ______, Senior Notes due _________, ____ (the “Series ______ Notes”). The Series ____ Notes, together with the Series 2008A Notes [and the Series ____ Notes] initially issued pursuant to the Note Purchase Agreement [and the _________ Supplement] and each series of Additional Notes which may from time to time hereafter be issued pursuant to the provisions of Section 1.2 of the Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 14 of the Note Purchase Agreement). The Series _____ Notes shall be substantially in the form set out in Exhibit 1 hereto with such changes therefrom, if any, as may be approved by the Purchaser(s) and the Obligors.

[2]	After giving effect to the Assumption Agreement, Waste Connections, Inc., an Ontario corporation (f/k/a Progressive Waste Solutions Ltd.).

2.          Sale and Purchase of Series [ ] Notes. Subject to the terms and conditions of this Supplement and the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Obligors will issue and sell to each of the Purchasers, and the Purchasers will purchase from the Obligors, at the Closing provided for in Section 3, Series [____] Notes in the principal amount specified opposite their respective names in the attached Schedule A hereto at the purchase price of 100% of the principal amount thereof. The obligations of the Purchasers hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance by any other Purchaser hereunder.

3.          Closing. The sale and purchase of the Series ______ Notes to be purchased by each Purchaser shall occur at the offices of [Investors’ Counsel Address] at 10:00 a.m. Chicago time, at a closing (the “Closing”) on ______, ____ or on such other Business Day thereafter on or prior to _______, ____ as may be agreed upon by the Obligors and the Purchasers. At the Closing, the Obligors will deliver to each Purchaser the Series ______ Notes to be purchased by such Purchaser in the form of a single Series ______ Note (or such greater number of Series ______ Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Obligors or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Obligors in accordance with wire transfer instructions provided by the Company to such Purchaser pursuant to Section 4.10 of the Note Purchase Agreement. If, at the Closing, the Obligors shall fail to tender such Series ______ Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser’s satisfaction, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4.          Conditions to Closing. The obligation of each Purchaser to purchase and pay for the Series ______ Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to the Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement ((A) except that (1) all references to “Purchaser” therein shall be deemed to refer to the Purchasers hereunder, all references to “this Agreement” shall be deemed to refer to the Note Purchase Agreement as supplemented by this Supplement, and all references to “Notes” or “Series 2008A Notes” therein shall be deemed to refer to the Series [___] Notes, and as hereafter modified, and (2) the reference to the Memorandum, as defined herein, is deemed to be the Memorandum as defined in Section 5.3 of the Note Purchase Agreement, for purposes of the closing condition in Section 4.2 of the Note Purchase Agreement), and to the following additional conditions:

(a)          Except as supplemented, amended or superceded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Obligors set forth in Section 5 of the Note Purchase Agreement shall be correct as of the date of Closing and the Obligors shall have delivered to each Purchaser an Officer’s Certificate, dated the date of the Closing certifying that such condition has been fulfilled.

(b)          Contemporaneously with the Closing, the Obligors shall sell to each Purchaser, and each Purchaser shall purchase, the Series ______ Notes to be purchased by such Purchaser at the Closing as specified in Schedule A.

(c)          [Set forth any modifications and additional conditions]

5.          Representations and Warranties of the Obligors. With respect to each of the representations and warranties contained in Section 5 of the Note Purchase Agreement, each Obligor represents and warrants to the Purchasers that, as of the date hereof, such representations and warranties are true and correct (A) except that all references to “Purchaser” therein shall be deemed to refer to the Purchasers hereunder, all references to “this Agreement” shall be deemed to refer to the Note Purchase Agreement as supplemented by this Supplement, and all references to “Notes” or “Series 2008A Notes” therein shall be deemed to refer to the Series [___] Notes, and (B) except for changes to such representations and warranties or the Schedules referred to therein, which changes are set forth in the attached Schedule 5 (and shall include an updated form of Section 5.3).

[Set forth any modifications and additional representations and warranties.]

6.          Representations of the Purchasers. Each Purchaser confirms to the Obligors that the representations set forth in Section 6 of the Note Purchase Agreement are true and correct on the date hereof with respect to the purchase of the Series ____ Notes by such Purchaser.

7.          Prepayments of the Series [ ] Notes. [Here insert special provisions for Series __ Notes including prepayment provisions applicable to Series __ Notes (including Make-Whole Amount or any applicable premium, if any) and the definition of “Default Rate” for the Series __ Notes and the definition of “Business Day” related to the calculation of a Make-Whole Amount or any applicable premium for the Series ___ Notes.]

8.          Maturity; Interest. The Series [__] Notes will have the maturity dates and bearing interest at the rates set forth therein.

9.          Applicability of Note Purchase Agreement. Except as otherwise expressly provided herein (and expressly permitted by the Note Purchase Agreement), all of the provisions of the Note Purchase Agreement are incorporated by reference herein, shall apply to the Series [___] Notes as if expressly set forth in this Supplement and all references to “Notes” shall include the Series [___] Notes. Without limiting the foregoing, each Obligor agrees to pay all costs and expenses incurred in connection with the initial filing of this Supplement and all related documents and financial information with the SVO provided at such costs and expenses with respect to the [describe series of notes] shall not exceed [_________].

10.         Governing Law.          This Supplement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, New York law.

11.         Agreement to be Bound. The Obligors and each Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement as fully and completely as if such Purchaser were an original signatory to the Note Purchase Agreement.

[12.         Additional Provisions. The Series [__] Notes are subject to the following additional provisions:][include whether any additional covenants are subject to Section 11(c) of the Note Purchase Agreement]

The execution hereof shall constitute a contract between the Obligors and the Purchaser(s) for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

[Obligors’ Names]

By
Name:
Title:

Accepted as of __________, _____

[Variation]

By
Name:
Title:

Information Relating to Purchasers

Name and Address of Purchaser	Principal Amount of Series ______ Notes to Be Purchased

[Name of Purchaser]	$

(1) All payments by wire transfer of immediately available funds to: with sufficient information to identify the source and application of such funds.

(2) All notices of payments and written confirmations of such wire transfers:
(3) All other communications:

(4) U.S. Tax Identification Number

Schedule A (to Supplement)

Supplemental Representations

Each Obligor represents and warrants to each Purchaser that except as hereinafter set forth in this Exhibit A [or as otherwise consistent with the supplemental representations in the Assumption Agreement], each of the representations and warranties set forth in Section 5 of the Note Purchase Agreement is true and correct in all material respects as of the date hereof with respect to the Series ______ Notes with the same force and effect as if each reference to “Series 2008A Notes” set forth therein was modified to refer the “Series ______ Notes” and each reference to “this Agreement” therein was modified to refer to the Note Purchase Agreement as supplemented by the _______ Supplement. The Section references hereinafter set forth correspond to the similar sections of the Note Purchase Agreement which are supplemented hereby:

Section 5.3.          Disclosure. The Obligors, through their agents, _________________, has delivered to each Purchaser a copy of a [Private Placement Memorandum], dated [__________] (the “Memorandum”), relating to the transactions contemplated by the [Number] Supplement. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. The Note Purchase Agreement, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Obligors in connection with the transactions contemplated hereby and [identified in Schedule 5.3 to the [Number] Supplement, and the financial statements listed in Schedule 5.5 to the [Number] Supplement (the Note Purchase Agreement, the Memorandum and such documents, certificates or other writings and such financial statements listed in Schedule 5.5 to the [Number] Supplement delivered to each Purchaser or posted to IntraLinks prior to [circle date] being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since [last audit date], there has been no change in the financial condition, operations, business, properties or prospects of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Obligors that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4.          Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 to the [Number] Supplement contains (except as noted therein) complete and correct lists of: (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof and the jurisdiction of its organization, (ii) the Company’s Affiliates, other than Subsidiaries, and (iii) the Company’s directors and senior officers. Each of the Obligors (other than the Company) are wholly-owned by the Company, either directly or indirectly through one or more wholly-owned Subsidiaries.

(b)          All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 to the [Number] Supplement as being owned by the Obligors have been validly issued, are fully paid and nonassessable and are owned by the Company or another Obligor free and clear of any Lien (except as otherwise disclosed in Schedule 5.4 to the [Number] Supplement).

Exhibit A (to Supplement)

(c)          No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than the Note Purchase Agreement, the Bank Credit Agreement, the Permitted Debt Documents, the agreements listed on Schedule 5.4 to the [Number] Supplement and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Obligors or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5.          Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5 to the [Number] Supplement. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.13.         Private Offering by the Obligors. None of the Obligors nor anyone acting on its behalf has offered the Series 2008A Notes, or any securities required to be integrated under any federal or state securities laws, for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than [______] other Institutional Investors, each of which has been offered the Series 2008A Notes at a private sale for investment. None of the Obligors nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series 2008A Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14.         Use of Proceeds; Margin Regulations. The Obligors will apply the proceeds of the sale of the Series ______ Notes to ______________________________ and for general corporate purposes of the Obligors. No part of the proceeds from the sale of the Series ______ Notes pursuant to the [Number] Supplement will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Obligors in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than [___%] of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than [___%] of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.         Existing Indebtedness. Except as described therein, Schedule 5.15 to the [Number] Supplement sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of [__________] (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Obligors. None of the Obligors is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of any Obligor, and no event or condition exists with respect to any Indebtedness of any Obligor that, in each case, (i) has existed for such period of time as would permit (after the giving of appropriate notice, if required) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment and (ii) would reasonably be expected to have a Material Adverse Effect.

(b)          Except as disclosed in Schedule 5.15 to the [Number] Supplement, none of the Obligors has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien [not permitted by Section 10.2].

(c)          None of the Obligors are a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of any Obligor, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except the Bank Credit Agreement, the Permitted Debt Documents, and as otherwise specifically indicated in Schedule 5.15 to the [Number] Supplement.

[Add any additional Sections as appropriate at the time the Series ______ Notes are issued]

[Add any other supplemental representations or modifications consistent with those made in connection with the Assumption Agreement]

[Form of Series ____ Note]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER, SALE OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THIS NOTE HAS BECOME EFFECTIVE UNDER SUCH ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE HAS BECOME EFFECTIVE, OR AN EXEMPTION FROM SUCH REGISTRATIONS AND/OR QUALIFICATIONS IS AVAILABLE UNDER SUCH ACT AND SUCH LAWS. EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE REGISTERED IN ITS NAME (OR THE NAME OF ITS NOMINEE), WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS SET FORTH IN THE AGREEMENT PURSUANT TO WHICH THIS NOTE WAS ISSUED.

Waste Connections, Inc.
[and its Subsidiaries]

[Coupon]% Senior Note, Series ___, due [Maturity Date]

No. R__- [_____]	[Date]
$[_______]	PPN[______________]

For Value Received, each of the undersigned, Waste Connections, Inc. (herein called the “Company”)3, a corporation organized and existing under the laws of [__________][, and its Subsidiaries signatory below, jointly and severally] hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on [_________, ____], with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of [Coupon]% per annum from the date hereof, payable [semiannually], on the [___] day of [__________] and [_________] in each year, commencing with the [_________] or [_________] next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) [___]% or (ii) [___]% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A., from time to time in New York, New York as its “base” or “prime” rate, payable [semiannually] as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

[3]	After giving effect to the Assumption Agreement, Waste Connections, Inc., an Ontario corporation (f/k/a Progressive Waste Solutions Ltd.).

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Master Note Purchase Agreement, dated as of July 15, 2008 (as from time to time amended, modified or supplemented, the “Note Purchase Agreement”), between the Obligors and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.1, Section 6.2 and Section 23(k) of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

[The Company will make required prepayments of principal on the dates and in the amounts specified in the ______ Supplement to Note Purchase Agreement dated _______.] [This Note is [also] subject to [optional] prepayment, in whole or from time to time in part, at the times and on the terms specified in the ______ Supplement to Note Purchase Agreement dated _______, but not otherwise.] [This Note is not subject to prepayment.]

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of [__________] excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Waste Connections, Inc.

By
[Title]

Exhibit B

Supplemental Representations

The Parent represents and warrants to each holder that, except as hereinafter set forth in this Exhibit B or to the extent that such representations and warranties expressly relate solely to an earlier date, each of the representations and warranties set forth in Section 5 of the Assumed Purchase Agreement is true and correct on and as the date hereof with respect to the Parent and its Subsidiaries with the same force and effect as if each reference to “the Company and its Subsidiaries” or “the Obligors” set forth therein was modified to refer to “the Parent and its Subsidiaries.” The section references hereinafter set forth correspond to the sections of the Assumed Purchase Agreement. Unless otherwise noted, capitalized terms used in this Exhibit B shall have the meanings assigned to such terms in the Assumed Purchase Agreement.

Section 5.4. Organization and Ownership of Shares of Subsidiaries. (a)  Schedule 1 attached hereto contains (except as noted therein) a complete and correct list of the Parent’s Subsidiaries, showing as to each Subsidiary, the correct name thereof and the jurisdiction of its organization and whether such Subsidiary is a Subsidiary Guarantor. Each Subsidiary listed on Schedule 1 is directly or indirectly wholly owned by the Parent (except as noted in such Schedule). The Parent has good and marketable title to all of the Equity Interests it purports to own of each such Subsidiary, and each Subsidiary of the Parent has good and marketable title to all of the equity interests it purports to own of such Subsidiary, free and clear in each case of any Lien. All such Equity Interests are been duly issued and are fully paid and non-assessable.

(b) Each of the Subsidiary Guarantors and each Material Subsidiary (i) is a corporation, partnership, limited liability company or similar business entity duly organized, validly existing and in good standing or in current status under the laws of its respective jurisdiction of organization, (ii) has all requisite corporate (or equivalent organizational) power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation, partnership, limited liability company or similar business entity and is duly authorized to do business in each jurisdiction in which its property or business as presently conducted or contemplated makes such qualification necessary, except where a failure to be in good standing or so qualified would not have a Material Adverse Effect

(c) No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the 2016 NPA, the Bank Credit Agreement and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Parent or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5. Financial Statements; Material Liabilities. The Parent has delivered to each Purchaser copies of the financial statements of the Parent and its Subsidiaries listed on Schedule 3. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Parent and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Parent and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in such Schedule 3 or documents indicated therein.

Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Parent of the Assumption and Exchange Agreement will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Parent or any Subsidiary under the Bank Credit Agreement, 2016 NPA, any Municipal Contracts (in the case of the Municipal Contracts, as would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) or any agreement listed on Schedule 4, or an applicable corporate charter, memorandum of association, articles of association, regulations or by-laws or shareholders agreement, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Parent or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Parent or any Subsidiary.

Section 5.9. Taxes. (a) The Parent and its Material Subsidiaries have (a) made or filed (x) all Material U.S. federal and Canadian federal income tax returns, reports and declarations, (y) all Material state, provincial, territorial and foreign income tax returns, reports and declarations, and (z) all other Material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Parent and such Material Subsidiaries have set aside on their books provisions reasonably adequate for the payment of all unpaid and unreported taxes), (b) paid all taxes that are Material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and (c) set aside on their books provisions adequate for the payment of all Material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any Material amount claimed to be due by the taxing authority of any jurisdiction.

(b) The Parent is permitted to make all payments of interest or principal on the Notes beneficially held by any holder which is not resident in Canada for the purposes of the ITA free and clear of and without deduction for or on account of any Taxes imposed, assessed, levied, or collected by or for the account of any Governmental Authority of Canada or any political subdivision thereof, except for any such Tax arising out of circumstances described in clause (i) – (vii) of Section 23(b) of the Assumed Purchase Agreement.

Section 5.15. Existing Indebtedness; Future Liens. (a) Except as described therein and except for intercompany Indebtedness, Schedule 2 hereto sets forth a complete and correct list of all outstanding material Indebtedness of the Parent and its Subsidiaries as of June 1, 2016, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Parent or its Subsidiaries. Neither the Parent nor any Subsidiary is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Parent or its Subsidiaries, and no event or condition exists with respect to any Indebtedness of the Parent or any Subsidiary, that, in each case, (i) has existed for such period of time as would permit (after the giving of appropriate notice, if required) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment and (ii) would reasonably be expected to have a Material Adverse Effect.

(b) Except as disclosed in Schedule 2, neither the Parent nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.2.

(c) Neither the Parent nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Parent or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except the Bank Credit Agreement and as otherwise specifically indicated in Schedule 2.

Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the Parent nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b) Neither the Parent nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Parent’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c) The Parent has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Parent and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

(d) As used in this Section 5.16, the following terms shall have the respective meanings set forth below.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA Patriot Act.

“Blocked Person” means (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (ii) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (iii) a Person that is beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (i) or (ii).

“Controlled Entity” means (i) any of the Subsidiaries of the Parent and any of their or the Parent’s respective Controlled Affiliates and (ii) if the Parent has a parent company, such parent company and its Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which comprehensive economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.